UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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E*TRADE Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Stockholders To Be Held May 7, 2020

TO OUR STOCKHOLDERS:
You are cordially invited to attend the Annual Meeting of Stockholders of E*TRADE Financial Corporation (“E*TRADE,” the “Company,” “us” or “we”), which, due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, will be held in a virtual format to provide a consistent experience to all stockholders regardless of location, on May 7, 2020 at 8:30 a.m. EDT, for the following purposes:
1.	To elect the twelve director nominees identified in the accompanying proxy statement to the Board of Directors to serve until the 2021 Annual Meeting of Stockholders.
2.	To vote, on a non-binding advisory basis, to approve the compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”).
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
4.	To vote on a stockholder proposal regarding simple majority voting, if properly presented at the Annual Meeting of Stockholders.
5.	To act upon such other business as may properly come before the Annual Meeting of Stockholders, or any adjournments or postponements thereof.
A separate proxy statement will be delivered, and a separate Special Meeting of Stockholders will be held, in connection with the transactions contemplated by the Agreement and Plan of Merger, between E*TRADE Financial Corporation, Morgan Stanley and Moon-Eagle Merger Sub, Inc., a wholly owned subsidiary of Morgan Stanley. This meeting does not relate to the Special Meeting of Stockholders that will be held in connection with our proposed acquisition by Morgan Stanley.
The Board has fixed the close of business on March 11, 2020 as the record date for determining those stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting of Stockholders.
The Company furnishes its proxy materials via the internet, providing our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the printing and distribution costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
It is important that your shares be represented at the Annual Meeting of Stockholders. Please note that the Annual Meeting of Stockholders will be held via the internet only. The Company’s accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares and submit questions. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SUBMIT YOUR PROXY BY INTERNET, PHONE OR MAIL AS SOON AS POSSIBLE. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the attached proxy statement. Unless you have previously requested printed materials or you request a paper copy of our proxy materials in the manner specified in the Notice of Internet Availability, you will not receive a paper proxy card.
Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.
Very truly yours,

Rodger A. Lawson Chair of the Board
March 24, 2020
Arlington, Virginia

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PROXY SUMMARY
Below are highlights of the information that you will find in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our Annual Report for the year ended December 31, 2019, before voting.
2020 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Thursday, May 7, 2020 at 8:30 a.m. EDT

Virtual Meeting:	In light of COVID-19 and public health concerns, this year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/ETFC2020.

Record Date:	March 11, 2020

Voting:
Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting of Stockholders.

Admission:
Visit wwww.virtualshareholdermeeting.com/ETFC2020 and enter the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card or within the body of the email you received containing the Proxy Statement. Please see the question “Who may participate in the Annual Meeting?” on page 3 for more details.

MEETING AGENDA AND VOTING RECOMMENDATIONS
	Board Vote Recommendation	Page Reference (for more detail)
Proposal 1 – Election of Twelve Nominees for Director	✔FOR each nominee	5

Proposal 2 – Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”)	✔FOR	17

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	✔FOR	18

Proposal 4 – Stockholder Proposal Regarding Simple Majority Voting	N/A	19
HOW TO CAST YOUR VOTE
Your Vote is Important
Please cast your vote, even if you plan to attend the Annual Meeting of Stockholders.
Stockholders of Record, who hold shares registered in their names, may vote:
✔	On the internet by visiting www.proxyvote.com
✔	By calling 1-800-690-6903 (please have your proxy card in hand)
✔	By returning a signed proxy card via U.S. mail
✔	Online during the Annual Meeting of Stockholders
The deadline for voting on the internet on www.proxyvote.com or by telephone is 11:59 p.m. EDT on May 6, 2020. If you vote by mail, your proxy card must be received no later than the day before the Annual Meeting of Stockholders.
Street Name Holders, who own shares through a bank or brokerage firm, may vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet on www.proxyvote.com, provided by their bank or broker, in each case, by the deadline provided in such materials.
If you own shares in different accounts or in more than one name you may receive different voting instructions for each type of ownership. Please vote all of your shares. If you are a Street Name Holder who has a legal proxy to vote the shares, you may choose to vote during the Annual Meeting of Stockholders.
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Even if you plan to attend the Annual Meeting of Stockholders, please cast your vote as soon as possible.
DIRECTOR NOMINEES
The table below provides summary information about each director nominee standing for election to the Board for a one-year term that will expire at the Company’s 2021 Annual Meeting of Stockholders.
Name	Age as of May 7, 2020	Director Since	Principal Occupation	Independent	Committee Memberships
Richard J. Carbone	72	2013	Retired Financial Services Executive	Yes	Audit Compensation
Robert J. Chersi	58	2019	Financial Services Executive	Yes	Audit Risk Oversight
Jaime W. Ellertson	62	2019	Executive Chairman, Everbridge, Inc.	Yes	Risk Oversight
James P. Healy	69	2015	Chief Executive Officer, Capra Ibex Advisors	Yes	Compensation Risk Oversight
Kevin T. Kabat	63	2016	Retired Banking Executive	Yes	Audit Compensation Governance
James Lam	59	2012	President, James Lam & Associates	Yes	Audit Risk Oversight
Rodger A. Lawson	73	2012	Retired Financial Services Executive	No
Shelley B. Leibowitz	59	2014	President, SL Advisory	Yes	Governance Risk Oversight
Michael A. Pizzi	45	2019	Chief Executive Officer of the Company	No
Rebecca Saeger	65	2012	Retired Marketing Executive	Yes	Compensation Governance
Donna L. Weaver	76	2003	Retired Corporate Financial Executive	Yes	Audit Governance
Joshua A. Weinreich	60	2018	Retired Financial Services Executive	Yes	Compensation Governance
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CORPORATE GOVERNANCE HIGHLIGHTS
The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests. Highlights include:
✔	Annual Election of Directors	✔	Balanced Board Tenures, Currently with an Average Director Tenure Under Six Years
✔	10 out of 12 Directors are Independent	✔	Majority Voting Policy for Election of Directors
✔	Diversity Reflected in Board Composition	✔	Lead Independent Director
✔	Independent Audit, Compensation, Governance, and Risk Oversight Committees	✔	Regular Executive Sessions of Independent Directors
✔	Robust Equity Ownership and Retention Policies for Executives and Directors	✔	Annual Board and Committee Self-Evaluations
✔	Executive Compensation Driven by Pay-for-Performance Philosophy	✔	New Directors Receive Orientation and Participate in Continuing Education on Critical Topics and Issues
✔	Annual Incentive and Equity Compensation Award Based on Pre-established Performance Goals	✔	Policies Prohibiting Short Sales, Hedging and Pledging
✔	Performance Share Units (“PSUs”) Subject to Three-Year Performance Measurement and Payout, Tying Compensation to Long-Term Performance	✔	Use of a Relevant Peer Group for Annual Evaluation of our Compensation Program
✔	Recoupment Policy to Recapture Unearned Cash and Equity Incentives	✔	No Tax Gross-ups
✔	Annual Risk Assessment Covering All Incentive Plans	✔	No Supplemental Executive Retirement Plan (“SERP”) or Excessive Perquisites
✔	Annual Advisory Approval of Executive Compensation	✔	No Single Trigger Change-In-Control Provisions for Equity Awards
✔	Use of Independent Compensation Consultants	✔	Risk Oversight by Full Board and Committees
✔	Independent Reporting Lines between the Committees and the Audit and Risk functions	✔	Board Oversight of CEO and Executive Management Succession Plans

EXECUTIVE COMPENSATION HIGHLIGHTS
The Company’s executive compensation program is overseen by the Compensation Committee of the Board of Directors. A summary of the Compensation Committee’s philosophy on compensation and a detailed description of the Company’s executive compensation program begins on page 24 of this Proxy Statement.
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Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxy Cards
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS OF E*TRADE FINANCIAL CORPORATION
To Be Held May 7, 2020
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be a virtual stockholders meeting at www.virtualshareholdermeeting.com/ETFC2020, on May 7, 2020 at 8:30 a.m. EDT, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These materials were first sent or made available to stockholders on or about March 24, 2020.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
We have made these materials available to you on the internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting to be held on Thursday, May 7, 2020, at 8:30 a.m. EDT, and at any postponements or adjournments thereof. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include:
1.	the election of the twelve director nominees identified in this Proxy Statement to the Board of Directors to serve until the 2021 Annual Meeting of Stockholders;
2.	a non-binding advisory vote approving the compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”);
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	a vote on a stockholder proposal regarding simple majority voting, if properly presented at the Annual Meeting of Stockholders; and
5.	acting upon such other business as may properly come before the Annual Meeting of Stockholders, or any adjournments or postponements thereof.
Once the business of the Annual Meeting is concluded, representatives from the Company and Deloitte & Touche LLP will be available to respond to appropriate questions from stockholders.
What is a proxy and how does it work?
The Board is asking for your proxy. A “proxy” is your legal designation of another person to vote the stock you own in the manner you direct. If you designate someone as your proxy in a written document, that document is also called a proxy or proxy card. By giving your proxy to the persons named as proxy holders in the proxy card accompanying this Proxy Statement, you authorize them to vote your shares of our common stock, $0.01 par value per share (the “Common Stock”), at the Annual Meeting in the manner you direct. You may vote your shares for, against or abstain for all, some or none of the director nominees and you may choose to vote your shares for, against or abstain with respect to the other matters submitted to a vote of our stockholders at the Annual Meeting.
If you complete and submit your proxy in one of the manners described below, but do not specify how to vote, the proxy holders will vote your shares FOR the election of directors as described in “Proposal 1—Election of Directors”; FOR the approval of the compensation of the Company’s Named Executive Officers (“NEOs”) as described in “Proposal 2—Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”)”; FOR the ratification of the appointment of accountants as described in “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm”; and will not vote on “Proposal 4—Stockholder Proposal Regarding Simple Majority Voting.”
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How can I receive a paper or electronic copy of this Proxy Statement?
We mailed the Notice of Internet Availability to our stockholders, except those who had previously requested paper materials. The Notice of Internet Availability contains instructions on how to access and review the proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), on the internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
Who may vote and how many votes do I have?
Only stockholders of record at the close of business on March 11, 2020 (the “Record Date”) may vote at the Annual Meeting. On that date, there were 221,024,065 outstanding shares of our Common Stock.
All of the outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Stockholders of record on the Record Date will have one vote for each share of Common Stock they hold.
What is the difference between a stockholder of record and a beneficial owner of stock held in street name?
Stockholders of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “stockholder of record” with respect to those shares and the Notice of Internet Availability or the proxy materials were sent directly to you by Broadridge Financial Solutions, Inc.
Street Name Holders. If you hold your shares in an account at a bank or broker, you are the beneficial owner of shares held in “street name.” The Notice of Internet Availability or proxy materials were forwarded to you by your bank or broker, who is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. See the voting instruction form provided by your bank or broker for instructions.
How can I vote my shares?
By Written Proxy. All stockholders of record who received a Notice of Internet Availability or the proxy materials electronically may request a proxy card at any time by following the instructions on the Notice of Internet Availability or on the voting website at www.proxyvote.com. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.
By Telephone or Internet. All stockholders of record may vote by telephone using the toll-free telephone number on the proxy card, or on the internet by visiting www.proxyvote.com before 11:59 p.m. EDT on May 6, 2020. The internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If you would like to receive future stockholder materials electronically, please enroll after you complete your voting process on www.proxyvote.com. Street name holders may vote by internet on www.proxyvote.com or telephone if their bank or broker makes those methods available, in which case the bank or broker will provide instructions with the proxy materials.
At the Meeting. All stockholders of record may vote online during the Annual Meeting. Street name holders may vote online during the Annual Meeting if they have a legal proxy, as described below. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card or within the body of the email you received containing the Proxy Statement. If you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.
Whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible. Please note that the Notice of Internet Availability is not a proxy card and it cannot be used to vote your shares.
What does it mean if I receive more than one Notice of Internet Availability or Voting Instruction Form?
You may receive more than one Notice of Internet Availability or voting instruction form depending on how you hold your shares. You will receive a Notice of Internet Availability for shares registered in your name, unless you previously requested paper materials. If you are the beneficial owner of shares held in street name, you may receive a voting instruction form from your bank or broker asking how you want to vote. If your shares are registered differently and are in more than one account, you will receive more than one Notice of Internet Availability or voting instruction form. To ensure that all of your shares are voted, please vote each account on the internet on www.proxyvote.com or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to vote all of your shares.
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Can I change my vote?
Stockholders of record may revoke a proxy and/or change their vote before the time of voting at the Annual Meeting by:
•	voting again at www.proxyvote.com or by telephone before 11:59 p.m. EDT on May 6, 2020,
•	mailing a revised proxy card dated later than the prior proxy, or
•
notifying our Corporate Secretary in writing that you are revoking your proxy before the Annual Meeting. Our Corporate Secretary may be reached at our offices located at Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120.

To be counted, revocations submitted in a manner provided for above must be received no later than the day before the Annual Meeting. You may also revoke your proxy by voting at the Annual Meeting.
Street name holders may revoke a proxy and/or change their vote before the time of voting at the Annual Meeting by:
•	submitting new voting instructions in the manner provided by your bank or broker, or
•	contacting your bank or broker to request a legal proxy to vote your shares at the Annual Meeting.
Who may participate in the Annual Meeting?
This year’s Annual Meeting will be accessible through the internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close on March 11, 2020, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ETFC2020, you must enter the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card or within the body of the email you received containing the Proxy Statement.
How can I submit a question at the Annual Meeting?
This year’s stockholders question and answer session will include questions submitted live during the Annual Meeting. An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2019.
As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ETFC2020. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
What if I need technical assistance?
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 7, 2020. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call 1-800-586-1548 (toll free) or 1-303-562-9288 (international).
What constitutes a quorum for the Annual Meeting?
A quorum is necessary to conduct business at the Annual Meeting. A quorum requires the presence of a majority of the outstanding shares of Common Stock entitled to vote, those deemed present in person or represented by proxy. Your shares will be counted toward the quorum requirement if you have voted by proxy.
Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other nominee who holds shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting authority to vote on that item and has not received instructions from the beneficial owner of the shares.
If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
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How many votes are needed to approve each of the proposals and what are the effects of such votes?
For “Proposal 1—Election of Directors,” directors will be elected by a majority of the votes cast. Abstentions and broker non-votes (described above) will have no impact, as they are not counted as votes cast. In an uncontested election, such as this year’s election, any director nominee currently serving as a director who receives an equal or greater number of votes “against” as compared to votes “for” must tender his or her resignation to the Governance Committee of the Board. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the stockholder vote and will publicly disclose its decision, including its rationale. Please see “Majority Voting Standard and Director Resignation Policy” on page 13 for further details.
For “Proposal 2—Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (the “Say-on-Pay Vote”),” the outcome of the vote will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee, in the exercise of their fiduciary duties, will consider the outcome of the advisory vote in determining future compensation decisions. An affirmative vote of the majority of the shares of Common Stock deemed present in person or represented by proxy and entitled to vote on the item will be considered approval by our stockholders of the compensation of our NEOs. Abstentions will have the same effect as a vote against Proposal 2. Broker non-votes will have no impact as they are not entitled to vote on Proposal 2.
For “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm,” an affirmative vote of the majority of the shares of Common Stock deemed present in person or represented by proxy and entitled to vote on the item will be considered ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote against Proposal 3.
For “Proposal 4—Stockholder Proposal Regarding Simple Majority Voting,” an affirmative vote of the majority of the shares of Common Stock deemed present in person or represented by proxy and entitled to vote on the item will be considered approval of the stockholder proposal regarding simple majority voting. The Board will consider the voting results of this proposal in their future deliberations regarding the appropriate voting standards within our Amended and Restated Certificate of Incorporation, as amended, and in our Amended and Restated Bylaws. Abstentions will have the same effect as a vote against Proposal 4. Broker non-votes will have no impact as they are not entitled to vote on Proposal 4.
If you are a street name holder and you do not instruct the bank or broker on how to vote your shares, your bank or broker may exercise its discretionary authority to vote your shares with regard to Proposal 3, but cannot exercise its discretionary authority to vote your shares regarding Proposals 1, 2 and 4, thus resulting in “broker non-votes.”
Who pays for the solicitation of proxies?
The Company pays the cost of soliciting proxies. We retained Innisfree M&A Incorporated to advise the Company and assist with our solicitation of proxies for an estimated fee of $17,500 plus reasonable out-of-pocket expenses. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending soliciting materials to beneficial owners and obtaining their votes.
In addition, our employees, without additional compensation, may assist with our solicitation of proxies either personally or by mail, telephone or electronic media.
What if only one copy of the Notice of Internet Availability or proxy materials was delivered to multiple stockholders who share a single address?
Under Securities and Exchange Commission (“SEC”) rules, a single Notice of Internet Availability (or one copy of this Proxy Statement and the accompanying 2019 Annual Report, for those stockholders who previously requested paper copies) will be delivered in one envelope to multiple stockholders having the same last name and address and to individuals with more than one account registered at American Stock Transfer & Trust Company, LLC with the same address unless contrary instructions have been received from an affected stockholder. This procedure, referred to as “householding,” reduces the volume of duplicate materials that stockholders receive and reduces mailing expenses.
You may revoke your consent to future householding mailings or enroll in householding by submitting a written request to our Corporate Secretary at the Company’s offices located at Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120. You may also send an email to ir@etrade.com or call us at (646) 521-4340.
We will promptly deliver, upon verbal or written request, a separate copy of the Notice of Internet Availability and other proxy materials to any stockholder residing at an address to which only a single copy of the documents was originally delivered. Requests for additional copies should be directed to our Corporate Secretary as described above.
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PROPOSAL 1
ELECTION OF DIRECTORS
Listed below are the Company’s twelve nominees standing for election at this Annual Meeting, each of whom has been nominated by the Board for election by the stockholders and has agreed to be named in this Proxy Statement and to serve if elected. Under the Company’s Amended and Restated Certificate of Incorporation, each of the twelve nominees would, if elected, serve for a term beginning on the date of election and ending at the Company’s 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them FOR the nominees for director listed below. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your Common Stock for any substitute nominee proposed by the Board.
Qualifications of Directors
The Board, acting through its Governance Committee, is responsible for recommending to the stockholders a group of nominees that, taken together, have a significant breadth and diversity of relevant experience, professional expertise, knowledge and abilities to carry out the Board’s responsibilities. Our Governance Committee Charter requires the Governance Committee to periodically review the composition of the Board and its committees in light of the risks, current challenges and needs of the Company and determine whether to add or remove individuals after considering issues of knowledge, expertise, judgment, term of service, age, skills, diversity of background and experience and relationships with various constituencies.
In presenting this year’s nominees, the Board and the Governance Committee considered characteristics common to all of our nominees, which include integrity, a strong professional reputation and a record of achievement in senior executive capacities, as well as the experience the nominees gained in enhancing their oversight over management in light of the heightened expectations of the Company’s and its subsidiaries’ regulators, their ability to work as a collegial group during a period of increased competitive pressures and their willingness to spend the time necessary to perform their duties despite other professional commitments.
The Governance Committee has recommended for inclusion on the Board persons with diverse backgrounds, areas of expertise and skills reflecting the needs of the Company, and in evaluating each nominee for service on the Board, the Governance Committee considered the following specific experience and skills of each member of the current Board:
•
Experience in a broad range of occupations and industries, which provides a diversity of viewpoints and expertise relating to execution of the Company’s business plans, including the banking, brokerage and financial services industry which is common to all our nominees, and significant experience in areas applicable to service on the Board and its committees, including financial services regulation (Messrs. Carbone, Chersi, Kabat, Lawson and Pizzi), corporate financial management and finance (Messrs. Carbone, Chersi, Healy, Lawson and Pizzi and Ms. Weaver), auditing and accounting (Messrs. Carbone, Chersi, and Kabat and Ms. Weaver), corporate governance (Messrs. Chersi, Ellertson, Kabat, Lam, Lawson and Weinreich and Mses. Leibowitz, Saeger and Weaver), cybersecurity and information technology (Messrs. Ellertson, Lam and Pizzi and Ms. Leibowitz), technology and innovation (Messrs. Carbone, Ellertson, Lam, Lawson and Pizzi and Mses. Leibowitz and Saeger), marketing (Messrs. Ellertson and Lawson and Ms. Saeger), consumer retail (Messrs. Carbone, Chersi, Kabat, Lawson and Weinreich and Ms. Saeger), risk management (Messrs. Carbone, Chersi, Healy, Kabat, Lam, Lawson, Pizzi and Weinreich and Mses. Leibowitz and Weaver), strategic planning (Messrs. Carbone, Chersi, Ellertson, Healy, Kabat, Lawson, Pizzi and Weinreich and Mses. Leibowitz and Saeger), business operations (Messrs. Chersi, Ellertson, Lawson and Pizzi and Ms. Leibowitz), talent management and executive compensation (Messrs. Kabat, Lawson and Weinreich), and corporate development (Messrs. Carbone, Chersi, Ellertson, Lawson, Pizzi and Weinreich and Ms. Saeger).

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Nominees to the Board of Directors:
Name	Principal Occupation	Director Since	Age as of May 7, 2020
Richard J. Carbone	Retired Financial Services Executive	2013	72
Robert J. Chersi	Financial Services Executive	2019	58
Jaime W. Ellertson	Executive Chairman, Everbridge, Inc.	2019	62
James P. Healy	Chief Executive Officer, Capra Ibex Advisors	2015	69
Kevin T. Kabat	Retired Banking Executive	2016	63
James Lam	President, James Lam & Associates	2012	59
Rodger A. Lawson	Retired Financial Services Executive	2012	73
Shelley B. Leibowitz	President, SL Advisory	2014	59
Michael A. Pizzi	Chief Executive Officer of the Company	2019	45
Rebecca Saeger	Retired Marketing Executive	2012	65
Donna L. Weaver	Retired Corporate Financial Executive	2003	76
Joshua A. Weinreich	Retired Financial Services Executive	2018	60
Richard J. Carbone has been a director of the Company since August 2013. Mr. Carbone was formerly Chief Financial Officer of Prudential Financial, Inc. from 1997 through 2013, and served as Executive Vice President until retiring from that position in February 2014. Mr. Carbone brings nearly four decades of experience in financial services, having held senior finance office positions in both the banking and securities industries, including Managing Director and Controller of Salomon Brothers and Senior Vice President and Controller of Bankers Trust Company. He began his career at Price Waterhouse & Co. Mr. Carbone received an M.B.A. from St. John’s University and is a Certified Public Accountant. He was an officer in the United States Marine Corps from 1969 to 1972. Mr. Carbone is Chairman of Talcott Resolution, an Advisor to Hudson Structured Capital Management, an Advisor to Cornell Capital LLC and was previously a member of the board of directors for Resolution Life Holdings and its indirect subsidiary, Lincoln Benefit Life. He is also a director on the board of a non-profit organization focused on helping disabled adults and indigent children. Mr. Carbone is a member of the E*TRADE Bank board, a member of the Compensation Committee, and a member of the Audit Committee, where he is the Chair and designated an audit committee financial expert.
Robert J. Chersi has been a director of the Company since January 2019. A seasoned financial and risk expert with more than 30 years of experience, Mr. Chersi held several senior executive positions in the asset management industry, including Chief Financial Officer of Financial Services at Fidelity Investments, and Chief Financial Officer of US Wealth Management at UBS. Mr. Chersi currently serves as the Lead Independent Director of BrightSphere Investment Group, as well as Chair of the audit committee and member of the nominating & corporate governance, and compensation committees. He is a member of the Board of Trustees and Chair of the audit committee for Thrivent Mutual Funds. In addition, he is a member of the Investment Company Institute’s Independent Directors Council’s Governing Council. Mr. Chersi serves on the Advisory Board of Pace University where he also serves as the Executive Director of the Center for Global Governance, Reporting, and Regulation at the Lubin School of Business. Mr. Chersi also acts in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014, and is a member of the National Association of Corporate Directors. Mr. Chersi holds a BBA in accounting from Pace University and is a Certified Public Accountant. Mr. Chersi is a member of the E*TRADE Bank board, the Audit Committee, where he is designated an audit committee financial expert, and the Risk Oversight Committee.
Jaime W. Ellertson has been a director of the Company since May 2019. Mr Ellertson has served as Executive Chairman of the Board of Directors of Everbridge, Inc. since 2019, which provides critical communications and enterprise safety solutions. Mr. Ellerston previously served as Chief Executive Officer and Chairman of the Board of Directors of Everbridge, where he oversaw the company’s strategic vision and corporate growth. Prior to its acquisition by Everbridge, Mr. Ellertson was the Chief Executive Officer, Chairman, and co-founder of CloudFloor Corporation, which focuses on the emerging enterprise cloud computing market. Prior to CloudFloor, he served as Chief Executive Officer of Gomez Inc., an Internet Performance Management provider. Mr. Ellertson has also served as Chief Executive Officer, President, and Director of S1 Corporation, an early pioneer in the online banking space, and has founded several high growth software companies, including Document Automation Corporation, Openware Technologies and Purview Technologies Inc. Mr. Ellertson has previously served as Chairman of the Board of hVivo plc, Peoplefluent Inc., Gomez Inc., S1 Corporation, Danka Office Imaging Company, and Interleaf Corporation. Mr. Ellertson is a member of the E*TRADE Bank board and the Risk Overight Committee.
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James P. Healy has been a director of the Company since January 2015. He had a 25-year career in the Investment Banking arm of the Credit Suisse Group, where he served as Global Head of the Fixed Income Division from 2003 to 2007. Other leadership positions while at Credit Suisse included Global Head of the Emerging Markets Group, and Global Co-Head of Credit Suisse Financial Products, which housed the firm’s derivative businesses. Prior to joining Credit Suisse, Mr. Healy was an economist at the International Monetary Fund, served as a consultant to the Organization for Economic Cooperation and Development, and served as a visiting scholar at the Board of Governors of the Federal Reserve. He is currently the Chief Executive Officer of Capra Ibex Advisors, a registered investment advisor he founded in 2010 to provide investment and risk management advice to select financial institutions, including First Republic Bank and JPMorgan Chase. Mr. Healy is a member of the board of directors of Student Sponsor Partners, a New York City philanthropy serving 1,400 disadvantaged high school students, and served as its Board Chair from 2010 to 2014. He holds a B.A. in Economics from Stanford University, a M.Sc. in Economics from the London School of Economics, and a Ph.D. in Economics from Princeton University. Mr. Healy is a member of the E*TRADE Bank board, the Risk Oversight Committee and the Compensation Committee.
Kevin T. Kabat has been Lead Independent Director of the Company since September 2016 and a director since June 2016. He served as Chief Executive Officer of Fifth Third Bancorp from 2007 to 2015, where he was responsible for overseeing the strategic direction of the company. Mr. Kabat also served as President of Fifth Third Bancorp from 2006 to 2012, Chairman from 2008 to 2010, and Vice Chairman from 2012 to 2016. Prior to these roles, Mr. Kabat served as Executive Vice President where he led both retail and affiliate banking. Prior to joining Fifth Third Bancorp, Mr. Kabat spent 20 years at Old Kent Bank (acquired by Fifth Third Bancorp in 2001), where he served as Vice Chairman and President. Mr. Kabat currently serves as Chairman of the board of directors of Unum Group and as Vice Chairman of the board of directors of NiSource Inc., where he has served as a director since 2015. He also served as chair of the United Way of Greater Cincinnati’s 100th anniversary campaign. He holds a B.A. in Behavioral Science from Johns Hopkins University and an M.S. in Industrial/Organizational Psychology from Purdue University. Mr. Kabat is a member of the E*TRADE Bank board, the Audit Committee, the Compensation Committee and the Governance Committee.
James Lam has been a director of the Company since November 2012. Mr. Lam has been President of James Lam & Associates, a consulting firm focused on corporate governance and risk management, since January 2002. He previously served as Founder and President of ERisk, Partner at Oliver Wyman, Chief Risk Officer of Fidelity Investments and other executive risk and financial roles. Mr. Lam also currently serves as an independent director of RiskLens. He is the author of the best-selling books, Enterprise Risk Management (Wiley, 2nd Edition, 2014) and Implementing Enterprise Risk Management (Wiley, 2017). He was named to the NACD Directorship 100, Directors & Boards “Directors to Watch,” Treasury & Risk “100 Most Influential People in Finance” three times, and GARP inaugural “Risk Manager of the Year.” Mr. Lam graduated with a B.B.A. from Baruch College in 1983 and received an M.B.A. with honors from UCLA in 1989. He is an NACD Board Leadership Fellow and is certified by the Software Engineering Institute of Carnegie Mellon in Cybersecurity Oversight. Previously, Mr. Lam served as Vice Chairman on the board of directors of ERisk and as an independent director of Covarity. Mr. Lam is a member of the E*TRADE Bank board, a member and Chair of the Risk Oversight Committee and a member of the Audit Committee.
Rodger A. Lawson has served as a director of the Company since February 2012, and as Chair of the Board since May 2013. Mr. Lawson also served as the Company’s Executive Chairman from September 2016 to December 2018, and as Lead Independent Director from August 2012 to January 2013. Mr. Lawson is an experienced financial services executive who most recently served as President and Chief Executive Officer of Fidelity Investments-Financial Services from 2007 through 2010. Prior to joining Fidelity, Mr. Lawson served in several senior executive roles with Prudential Financial including Vice Chairman. He has held numerous other executive positions in financial services, including President and Chief Executive Officer of Van Eck Global, and Chief Executive Officer and Partner of Global Private Banking at Bankers Trust Company. Previously, Mr. Lawson was President and Chief Executive Officer of Fidelity Investments Retail Group and Chief Executive Officer of the Dreyfus Service Corporation. Mr. Lawson earned a B.A. from London University and a M.Sc. from Bradford University. He served on the board of directors of UnitedHealth Group, Inc. from February 2011 to June 2018. Mr. Lawson is a member of the E*TRADE Bank board.
Shelley B. Leibowitz has been a director of the Company since December 2014. Ms. Leibowitz is President of SL Advisory, a firm she founded in 2016 that focuses on technology strategy, digital transformation, IT portfolio and risk management, information security, performance metrics, and governance. From 2009 through 2012, Ms. Leibowitz served as Group Chief Information Officer for the World Bank, where she was responsible for the technology services and capabilities that underlie the work of delivering quality knowledge and financing products to the Bank Group’s clients across the globe. Ms. Leibowitz managed the Bank Group’s cybersecurity program and served as a member of the Bank Group’s Pension Investment Committee. Previously, Ms. Leibowitz held Chief Information Officer positions at Morgan
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Stanley, Greenwich Capital Markets, and Barclays Capital. In prior years, Ms. Leibowitz served on the board of Endgame, foremost provider of cybersecurity capabilities to the US intelligence and defense communities, acquired by Elastic NV in 2019, and on the board of Alliance Bernstein Holding LP, where she served on the Audit and Risk Committee. Ms. Leibowitz is currently on the board of directors of Massachusetts Mutual Life Insurance Company, where she serves on the Investment Committee and the Technology & Governance Committee. She is also a member of the Council on Foreign Relations and on the Visiting Committee of the Center for Development Economics at Williams College. Ms. Leibowitz is a member of the National Association of Corporate Directors, where she is a frequent speaker on topics of cybersecurity, technology, and effective board governance, and has achieved the NACD CERT Certificate in Cybersecurity Oversight for Board Directors. She graduated Phi Beta Kappa from Williams College with a BA in Mathematics. Ms. Leibowitz is a member of the E*TRADE Bank board and a member of the Governance Committee and the Risk Oversight Committee.
Michael A Pizzi has been a director of the Company and the Chief Executive Officer since August 2019. As Chief Executive Officer and Chairman of the Executive Committee, Mr. Pizzi sets the vision and strategic direction for the Company. Mr. Pizzi has been with E*TRADE since 2003 and has served in several executive roles, including the Company’s Chief Operating Officer, Chief Financial Officer, and Chief Risk Officer. Prior to these roles, he served in a variety of leadership positions including as the Corporate and Bank Treasurer. He also previously held various positions in the portfolio management and derivatives functions at E*TRADE. Before joining E*TRADE, Mr. Pizzi worked in asset/liability management at both Lehman Brothers and First Maryland Bank, as well as in capital markets research for the Federal Reserve Board. Mr. Pizzi earned a BA in Economics from Ursinus College, is a CFA charterholder, and holds the Financial Risk Manager (FRM) designation. Mr. Pizzi is President of E*TRADE Bank, as well as a member of the E*TRADE Bank board.
Rebecca Saeger has been a director of the Company since February 2012. Ms. Saeger served as Executive Vice President at Charles Schwab from 2004 through 2010, most recently as Chief Marketing Officer. Prior to joining Charles Schwab, she was Executive Vice President, Marketing at Visa U.S.A. Previously, Ms. Saeger was Senior Vice President and head of Account Management at Foote, Cone & Belding and Senior Vice President at Ogilvy & Mather. Ms. Saeger currently serves on the board of directors of identity management software company Okta Inc. and previously served on the board of directors as Chair of the Association of National Advertisers (ANA). She received a B.A. from Muhlenberg College and an M.B.A. from the Wharton School at the University of Pennsylvania. Ms. Saeger is a member of the E*TRADE Bank board, a member and Chair of the Compensation Committee and a member of the Governance Committee.
Donna L. Weaver has been a director of the Company since April 2003. Ms. Weaver is a retired corporate financial executive and business owner. A Certified Management Accountant, Ms. Weaver received a B.S. in Economics and Finance from the University of Arizona and an M.S. in Management from the Stanford Graduate School of Business. Since 1986, Ms. Weaver has served on the boards of several public and private companies. Ms. Weaver is a member of the E*TRADE Bank board, a member and Chair of the Governance Committee and a member of the Audit Committee.
Joshua A. Weinreich has been a director of the Company since August 2018. Mr. Weinreich is a career finance executive with extensive experience, including previously serving in a number of senior roles at Deutsche Bank, including Global Head of Hedge Funds and Chief Executive Officer of Deutsche Asset Management Americas. Prior to these roles, Mr. Weinreich held several senior positions at Bankers Trust, including Chief Investment Officer and Co-Head of Bankers Trust Private Bank. He currently serves as Chairman of the board for Leeds West Investment Group. He is also the current Chairman of the Community FoodBank of New Jersey board, Trustee and Chief Investment Officer of the Overlook Foundation, and a member of the Summit, New Jersey Board of Education. Mr. Weinreich served as an independent director for Skybridge Multi-Adviser Hedge Fund Portfolios LLC until December 2018. He also previously served on the board of directors of Alliance Bernstein, as a member of the Newark Academy Board of Trustees, and as a member of the Cornell University Endowment Hedge Fund Subcommittee. Mr. Weinreich holds a BA in Economics from Cornell University and an MBA in Finance from the Wharton School at the University of Pennsylvania. Mr. Weinreich is a member of the E*TRADE Bank board and a member of the Compensation Committee and the Governance Committee.
The Board of Directors recommends that stockholders vote FOR the election of each of the nominees as directors listed above.
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CORPORATE GOVERNANCE OVERVIEW
The Board held a total of 15 meetings during 2019. Each current director attended at least 75% of the total number of the meetings of the Board and the committees of the Board, held during his or her tenure, of which he or she was a member. Our non-management directors met in executive session without management at least quarterly and our independent directors met regularly in executive session without management or non-independent directors in accordance with the corporate governance requirements of the Nasdaq Global Select Market (“Nasdaq”). These executive sessions were led by the Chair of the Board and our Lead Independent Director, respectively.
To conduct its business, the Board maintains four standing committees: Audit, Compensation, Governance and Risk Oversight. The primary responsibilities of each committee are set forth below:
Audit Committee
Oversees and monitors the Company’s financial reporting processes and internal control system regarding finance and accounting, and provides an open avenue of communication among the independent auditor, internal auditor, financial and senior management and the Board. This Committee also monitors and oversees the performance of the Company’s Chief Audit Executive and the internal audit function, the qualifications, independence and performance of the Company’s independent auditor, and compliance with legal and regulatory requirements.

Compensation Committee
Oversees the Company’s compensation and benefits philosophy and the administration of our benefit plans, including our equity incentive plans. This Committee reviews and approves senior executive compensation and, with respect to the compensation of the Chief Executive Officer and the Executive Chairman, if any, recommends their compensation to the independent members of the Board. This Committee also reviews the performance of the Chief Executive Officer and the Company’s senior executives at least annually. As discussed in the “Compensation Discussion and Analysis,” this Committee retains an outside independent consultant.

Governance Committee
Oversees the Board’s and its committees’ governance practices. This Committee also leads any search for new Board members; reviews and approves the structure and philosophy of Director compensation with assistance from an outside independent consultant; recommends committee and chair assignments; and develops, recommends and oversees compliance with the Company’s Corporate Governance Guidelines and the Company’s Code of Professional Conduct. The Committee also evaluates Board, committee and Director performance and oversees the Company’s management succession planning activities.

Risk Oversight Committee
Oversees management’s execution of the Company’s enterprise risk management program. This Committee monitors the risk profile of the Company, including through the regular review of risk metrics, including information security and cybersecurity metrics; oversees the financial risk and return for the Company; supervises compliance with legal and regulatory requirements; assists the Board and the Company’s senior management in overseeing the effective financial management of the Company and its subsidiaries; evaluates the Company’s strategic planning, including reviewing material strategic transactions and potential material investments by the Company in, or in the Company by, third parties; and monitors and oversees the qualifications, performance and compensation of the Company’s Chief Risk Officer.

Each of these committees is composed entirely of directors that meet the applicable independence requirements of Nasdaq. Additionally, each member of the Audit Committee meets the independence requirements for audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and each member of the Compensation Committee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.
The charters of each of these committees are available on the Investor Relations section of our website at about.etrade.com/investor-relations in the sub-section titled “Corporate Governance.” You may also request a copy of each of these documents free of charge by writing to E*TRADE Financial Corporation, Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary.
During 2019, the Board maintained a Growth Initiative Advisory Working Group, which provided advice and counsel to management on growth initiatives.
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The following table presents, as of March 24, 2020, the members of each committee of the Board and the number of times each committee met during 2019:
Director Name	Board	Audit Committee	Compensation Committee	Governance Committee	Risk Oversight Committee
Richard J. Carbone
Robert J Chersi
Jaime W. Ellertson
James P. Healy
Kevin T. KabatI
James Lam
Rodger A. Lawson✭
Shelly B. Leibowitz
Michael A. Pizzi
Rebecca saeger
Donna L. Weaver
Joshua A. Weinreich
Number of meetings	15	12	10	6	7
✭	Chair of the Board	I	Lead Independent Director	Chair	Member
Mr. Healy and Mses. Saeger (Chair) and Weaver are also members of the Growth Initiative Advisory Working Group.
Communications to the Board, the Chair of the Board, the non-management directors or any other director may be sent to: E*TRADE Financial Corporation, Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary. The Company does not have a formal policy regarding director attendance at our annual stockholder meetings; however, all of the then-current directors attended the 2019 Annual Meeting of Stockholders.
The Company’s Code of Professional Conduct, Corporate Governance Guidelines and Related Party Transactions Policy are available on the Investor Relations section of our website at about.etrade.com in the sub-section titled “Corporate Governance.” You may also request a copy of each of these documents free of charge by writing to E*TRADE Financial Corporation, Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary. We intend to post on our corporate website any amendments to, or waivers from, our Code of Professional Conduct that apply to our executive officers and directors. The information on our website is not a part of this Proxy Statement.
Risk Management
The Board plays an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews reports from members of senior management and committees on areas of material risk to the Company, including credit, liquidity, market, operational (inclusive of information technology, information security, vendor, model, and general operation risk), strategic, reputational, and legal and regulatory. In particular, the Risk Oversight Committee assists the Board and oversees senior management, including the Company’s Executive Vice President, Chief Risk Officer, the Company’s Executive Vice President, General Counsel, the Company’s
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Chief Compliance Officer and the Company’s Chief Information Security Officer (the “CISO”), in the effective identification, assessment and management of the Company’s risks and the management and monitoring of the financial risk and return of the Company. The Risk Oversight Committee oversees and reviews with senior management the capital planning processes, the Company’s capital position and capital adequacy, and consolidated capital reporting. The Risk Oversight Committee also reviews and challenges senior management and, when applicable, recommends to the Board for its approval policies related to the financial and risk management of the Company and its subsidiaries and oversees the Company’s implementation of such policies. These include policies relating to capital, funding, liquidity and funds transfer, asset and liability management and cash management, policies for assessing and managing exposure of the Company’s operational risk (including information technology and information security risks), credit risk, market risk, liquidity risk, reputational risk, strategic risk, and legal and regulatory risk, and policies requiring regular reporting to the Risk Oversight Committee regarding such risks. Additionally, the Risk Oversight Committee reviews the Company’s business continuity plan, strategic and capital plan, strategic transactions, and proposed investments, and assists in defining the Company’s Enterprise Risk Appetite Statement; and monitors and oversees the qualifications, performance and compensation of the Company’s Chief Risk Officer. The Risk Oversight Committee makes recommendations regarding the Company’s Enterprise Risk Appetite Statement to the Board for its approval considering with senior management the Company’s risk capacity, risk appetite, global risk limits, current risk profile, remediation protocols and risk exceptions.
On a quarterly basis, the CISO updates the Risk Oversight Committee on Information Security and Cybersecurity developments. On an annual basis, the Risk Oversight Committee reviews and approves the Company’s Information Security Program and the Information Technology/Cybersecurity Risk Management Policy and the Board reviews and approves the Company’s Information Technology Strategy, including its Information Security Strategy, and its Information Security/Cybersecurity Policy.
The Compensation Committee assists the Board in evaluating risks arising from Company executive and non-executive compensation programs. The Governance Committee assists the Board in overseeing risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Audit Committee assists the Board in overseeing risks associated with financial reporting and internal controls.
Director Independence
The Board has adopted categorical standards to assist in its evaluation of the independence of directors. These standards describe various types of relationships that could exist between a Board member and the Company and set thresholds at which such relationships would be deemed to be material in the determination of a director’s independence. Although any director who meets the independence criteria of Nasdaq and the Board’s own categorical standards (as well as Rule 10A-3(b) under the Exchange Act of 1934, in the case of Audit Committee members, and Nasdaq Rule 5605(d)(2), in the case of Compensation Committee members) will be presumed to be independent, the Board may make a decision to the contrary based on its review of any other relevant factors. The Board’s categorical standards are as follows:
•
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for property or services, is still presumed independent if such payments were less than the greater of: (a) 5% of such other entity’s gross consolidated revenues for such fiscal year; and (b) $200,000.

•
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year is still presumed independent if the indebtedness is in an amount less than the greater of: (a) 5% of such other entity’s total consolidated assets at the end of such fiscal year; and (b) $200,000.

•
A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year is still presumed independent if the total billings for such services were less than the greater of: (a) 5% of the law firm’s gross revenues for such fiscal year; and (b) $200,000.

•
A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year is still presumed independent if the total compensation received for such services was less than the greater of: (a) 5% of the investment banking firm’s consolidated gross revenues for such fiscal year; and (b) $200,000.

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After a review of all relevant factors and applying these categorical standards and the independence criteria of Nasdaq, the Board determined that, except for Messrs. Lawson and Pizzi, all directors are independent and had previously determined that former director Joseph L. Sclafani was independent. In addition, the Board had previously determined that former director Karl A. Roessner was not independent because of his employment as the Company’s former Chief Executive Officer.
The Board also determined that each member of the Company’s Audit Committee, Compensation Committee, Governance Committee and Risk Oversight Committee is independent under the applicable standards and that each of Messrs. Carbone and Chersi is an “audit committee financial expert” as defined under SEC rules.
Identifying and Evaluating Director Nominees
The Governance Committee uses various methods to identify director nominees. The Governance Committee regularly assesses the appropriate size and composition of the Board and the particular needs of the Board, considering skill sets required and whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other parties. While there is no formal diversity policy or fixed set of qualifications that must be satisfied before a candidate will be considered, we seek nominees with a broad diversity of skills, experience, expertise, professions and backgrounds. All candidates are then evaluated based on a review of the individual’s qualifications, skills, independence, experience, expertise and business acumen, including the criteria included in our Corporate Governance Guidelines and the Board’s desire to draw on diverse perspectives and expertise in conducting its work.
Under our Bylaws, there shall be no fewer than six and no more than twelve directors concurrently serving on the Board. Our Bylaws permit the Board to increase or decrease its size within the authorized range and to add new directors between stockholder meetings. Any director appointed by the Board in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders.
Submission of Director Nominees to the Governance Committee by Stockholders
The Governance Committee will consider director candidates submitted by any stockholder who has continuously held at least 5% of our voting securities (either directly or as part of a group) for at least one year and is not a competitor of the Company. Such submissions should (i) be accompanied by evidence of the stockholder’s ownership during the preceding 12 months; (ii) include a statement that the stockholder is not a competitor of the Company; and (iii) comply with the advance notice requirements set forth in Section 1.08 of the Company’s Bylaws. Candidates submitted by any stockholder for election must also comply with the additional requirements set forth in Section 1.09 of the Company’s Bylaws. The Governance Committee will follow the same process and use the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Governance Committee will consider such candidacy and will advise the recommending stockholder of its final decision. Each Board nominee, at the request of the Board, must submit a statement that, if elected, the nominee intends to comply with the Company’s majority voting policy described below.
Submissions of director candidates by stockholders should be mailed to E*TRADE Financial Corporation, Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary.
Board Leadership
The Board currently believes that separating the functions of Chair of the Board, Lead Independent Director and Chief Executive Officer (“CEO”) is appropriate for the Company because it strengthens the Board’s independence from management while continuing to leverage the experience and perspective of the Chair of the Board and positions the Company to continue to execute on its commitment to stockholders to grow our core business.
The Board’s independent directors elect an independent director to serve as the Lead Independent Director. The responsibilities of our Lead Independent Director are defined in our Corporate Governance Guidelines and include:
•
assuring that the Board acts with requisite independence, objectivity, and due care in fulfilling its duties and responsibilities under the Corporate Governance Guidelines, Company Bylaws and applicable laws and regulations;

•	assuring that all Board committees are working effectively;
•	approving Board meeting agendas, in consultation with the Chair of the Board and management, including adding agenda items at his or her discretion;
•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
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•	serving as the principal liaison between the independent directors and the Chair of the Board on Board-wide issues;
•	participating as an ex officio member of all standing Board committee in which the Lead Independent Director is not a standing member;
•	presiding at all meetings of the independent directors; and
•	having such other powers and responsibilities and performing such other functions as the Board may request.
Majority Voting Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide that the voting standard for the election of directors in uncontested elections is a majority voting standard. Under our majority voting standard, in an uncontested election, each nominee shall be elected to the Board by the majority of the votes cast with respect to the director’s election (that is, the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election). Directors will be elected by plurality vote in contested elections (that is, when the number of nominees for election exceeds the number of directors to be elected). Whether an election is contested or not is determined on the last day by which stockholders may submit notice to nominate a person for election as a director pursuant to the Company’s Bylaws.
If a nominee who is serving as a director is not elected by a majority of the votes cast at the Annual Meeting in an uncontested election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director must submit in advance an irrevocable, contingent resignation to the Chair of the Governance Committee that the Board may accept if the director fails to be elected by the majority of the votes cast with respect to the director’s election in an uncontested election. In that situation, the Governance Committee will act on an expedited basis to determine whether to recommend that the Board accept the director’s resignation, and submit its recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days following certification of the stockholder vote. The Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate and relevant.
The Board expects that any director whose resignation becomes effective pursuant to this policy will excuse himself or herself from participating in the consideration of his or her resignation by either the Governance Committee or the Board. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or until his or her earlier removal. All nominees currently serve on the Board.
Board’s and Committees’ Evaluation Process
In accordance with our Corporate Governance Guidelines and the charter of each committee, on an annual basis our Board and committees each conduct a rigorous self-evaluation process that includes individual evaluations by each director. The process, which proceeds independently from the Company’s management, is overseen by our Governance Committee with the assistance of an independent outside advisor. Each director provides written responses and discusses his or her feedback on the performance and effectiveness of the Board and the committees on which they serve. The feedback is compiled anonymously and presented to the Board. The Board believes that this annual evaluation process supports its effectiveness and continuous improvement.
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DIRECTOR COMPENSATION
Introduction
Our Director Compensation program reflects our desire to attract, retain and motivate highly qualified individuals who have the skills, experience, expertise and background necessary to serve on the board of directors of a company of our size and regulatory complexity and who can continue to guide the Company to provide long-term value to its stockholders. Accordingly, our Director Compensation program is designed to provide our non-employee directors with a mix of cash and long-term equity compensation that both fairly compensates them for the services they provide to us as non-employee directors and aligns their interests with the long-term interests of our stockholders.
2019 Annual Review of Director Compensation Program
The Governance Committee reviews the full structure and philosophy of our Director Compensation program on an annual basis. In the first half of 2019, the Governance Committee, in consultation with its independent compensation consultant, analyzed the overall level and mix of compensation delivered by our Director Compensation program to all our non-employee directors as compared to the Company’s peer group and conducted a thorough review of current trends and best practices regarding director compensation. During the review, the Governance Committee determined that the then-existing Director Compensation program remained appropriate and therefore did not make any changes to the program other than realigning the compensation of the Chair of the Board and the Lead Independent Director with the compensation of these two roles with respect to the Company’s peer group. As a result of this review, the Governance Committee determined it was appropriate to make the following changes to the Director Compensation program:
•	Increased the additional annual equity compensation for service as the Chair of the Board from $50,000 to $150,000;
•	Decreased the additional annual cash retainer paid for service as the Lead Independent Director from $50,000 to $25,000; and
•	Decreased the additional annual equity compensation for service as the Lead Independent Director from $50,000 to $25,000.
2019 Director Compensation
Cash Compensation. The Director Compensation program for cash fees for non-employee directors in 2019 was as follows:
Annual Board Retainer for All Board Members	$120,000
Additional Annual Retainer for Each Committee Chair	$25,000
Additional Annual Retainer for Service as Non-Executive Chair of the Board	$50,000
Additional Annual Retainer for Service as Lead Independent Director	$25,000
Annual Retainer for All Advisory Working Group and Special Committee Members	$10,000
Each Board Meeting Attended in Excess of 15 Meetings Per Calendar Year	$2,500
Equity Compensation. The Director Compensation policy for equity compensation for non-employee directors in 2019 was as follows:
•
Non-employee directors receive initial grants of restricted stock awards when they join the Board (generally a pro-rated portion of the annual grant provided to our non-employee directors) and thereafter receive an annual grant of restricted stock awards if re-elected at the time of our annual meeting.

•
Our non-employee directors who were serving as such on the date of our 2019 Annual Meeting of Stockholders, other than Mr. Kabat, our Lead Independent Director, and Mr, Lawson, our Chair of the Board, each received a grant of restricted stock awards with a fair market value on the date of grant equal to $130,000.

•
Mr. Kabat, who was serving as our Lead Independent Director on the date of our 2019 Annual Meeting of Stockholders, received a grant of restricted stock awards with a fair market value on the date of grant equal to $155,000.

•
Mr. Lawson, who was serving as our Chair of the Board on the date of our 2019 Annual Meeting of Stockholders, received a grant of restricted stock awards with a fair market value on the date of grant equal to $280,000. Mr. Lawson also received a grant of restricted stock awards with a fair market value on the date of grant equal to $100,333 representing a pro-rated award in respect of his service as Chair of the Board for the period from January 1, 2019 to the date of our 2019 Annual Meeting.

14

As a part of our Director Compensation program, non-employee directors may elect, on an annual basis, to defer all or a portion of their cash and equity compensation for service on the Board and/or its committees into deferred restricted stock units (“DSUs”) issued under the Company’s 2015 Omnibus Incentive Plan pursuant to the terms of our Director Compensation Deferral Program (the “Deferral Program”). Grants of DSUs are issued based on the fair market value of our Common Stock on the grant date (measured as the average of the high and low prices of our Common Stock on the grant date) and fully vest one year following the grant date. At the time of deferral, non-employee directors must elect settlement of the DSUs into shares of our Common Stock. In 2019, directors had the option to elect settlement in (i) one distribution on the first anniversary of the date on which Board service is completed, (ii) five equal annual installments beginning on the first anniversary of the date on which Board service is completed, or (iii) one distribution 30 days following the date on which Board service is completed.
Each restricted stock or DSU award, as applicable, granted to a non-employee director in 2019 vests one year from the date of issuance, subject to immediate vesting upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the director while serving as a Board member.
Expense Reimbursement and Perquisites. All non-employee directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board and its committees and for attending up to three director education programs. Non-employee directors do not receive perquisites.
2019 Director Compensation Table
The following table shows information regarding the compensation paid during 2019 to non-employee directors who served on the Board during the year. Messrs. Roessner and Pizzi were both employees of the Company during 2019 and therefore received no compensation under the Director Compensation program.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3) (4)	Other Compensation ($)(2) (5)	Total ($)(6)
Richard J. Carbone	$—	$274,909	$18,301	$293,210
Robert J. Chersi	$90,000	$176,172	$1,694	$267,866
Jaime W. Ellertson	$—	$177,579	$1,320	$178,899
James P. Healy	$130,000	$129,961	$17,180	$277,141
Kevin T. Kabat	$151,250	$154,965	$1,707	$307,922
James Lam	$145,000	$129,961	$1,386	$276,347
Rodger A. Lawson	$127,500	$380,298	$36,844	$544,642
Shelley B. Leibowitz	$—	$249,876	$7,633	$257,509
Rebecca Saeger	$155,000	$129,961	$1,386	$286,347
Joseph L. Sclafani	$73,000	$—	$281	$73,281
Donna L. Weaver	$155,000	$129,961	$10,318	$295,279
Joshua A. Weinreich	$120,000	$129,961	$1,551	$251,512
(1)	Director fees are paid quarterly in arrears. Amounts reported in this column constitute fees paid in cash during fiscal year 2019.
(2)
Amounts reported in this column constitute the aggregate grant date fair value of each award calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and includes DSUs granted in lieu of director fees paid in cash.

(3)
The non-employee directors listed in the 2019 Director Compensation Table who were serving as of May 9, 2019, the date of our 2019 Annual Meeting of Stockholders, each received a grant of restricted stock awards on May 10, 2019 that vests on the first anniversary of the grant date. The fair market value of the stock awards (measured as the average of the high and low sale prices of our Common Stock on the grant date) for each such non-employee director was equal to $130,000, except Mr. Lawson who received a grant of stock awards equal to $280,000 and an additional grant of stock awards equal to $100,333 representing a pro-rated award in respect of his service as Chair of the Board for the period from January 1, 2019 to the date of our Annual Meeting, and Mr. Kabat who received a grant of stock awards equal to $155,000 in connection with his role as Lead Independent Director. Messrs. Carbone and Ellertson and Ms. Leibowitz each elected to receive their annual cash retainer and annual stock compensation in the form of DSUs in accordance with the Deferral Program and Mr. Lawson elected to receive his annual stock compensation in the form of DSUs in accordance with the Deferral Program.

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(4)
As of December 31, 2019, Messrs. Healy, Lam and Weinreich and Ms. Weaver each held an aggregate of 2,630 unvested restricted stock awards, Mr. Chersi held an aggregate of 3,683 unvested restricted stock awards and Mr. Kabat held an aggregate of 3,136 unvested restricted stock awards. As of December 31, 2019, Mr. Carbone held 6,068 unvested DSUs, Mr. Ellertson held 3,879 unvested DSUs, Mr. Lawson held 7,770 unvested DSUs, and Ms. Leibowitz held 5,478 unvested DSUs.

(5)
Amounts reported in this column constitute the value of (i) dividend equivalent units (“DEUs”) awarded in connection with a director’s DSUs, if any, and (ii) cash dividends paid on a director’s unvested restricted stock, if any.

(6)
There are no compensation or benefit programs available for non-employee directors other than the cash amounts and equity grants described above. Consequently, the Company has not included columns in the 2019 Director Compensation Table for non-equity incentive plan compensation or change in pension value and non-qualified deferred compensation earnings, as the values for each of these items would be reported as zero.

Equity Ownership Policy for Board of Directors
The Board believes that directors should hold meaningful equity ownership positions in the Company to help align the interests of directors with those of stockholders. Under our Equity Ownership Policy for directors, non-employee directors are expected to be beneficial owners of shares of Common Stock with a market value equivalent to at least three years of annual cash retainer fees (not including any additional retainer for service as a Committee Chair, Non-Executive Chair of the Board, Lead Independent Director or on an advisory working group or special committee, as adjusted from time to time) within three years of joining the Board. As a result, within three years of joining the Board, each of our non-employee directors is required to hold shares of the Company’s Common Stock with an aggregate value of at least $360,000.
For purposes of the Equity Ownership Policy described above, a non-employee director’s shareholdings include, in addition to shares held outright, unvested restricted stock awards, unvested restricted stock units (“RSUs”), vested and unvested DSUs and the in-the-money portion of vested but unexercised stock options. Each RSU and DSU is valued as a share of the Company’s Common Stock.
Until a non-employee director has met the requirements of our Equity Ownership Policy, he or she is expected to hold 100% of any stock acquired through exercise of a stock option or vesting of restricted stock, net of shares sold to cover the cost of acquisition and any related tax obligation. During 2019, each of the Company’s non-employee directors was in compliance with our guidelines.
Anti-Pledging and Hedging Policy
The Company’s policies prohibit directors, executive officers and all other employees from engaging in any hedging transactions involving the Company’s securities. This prohibition extends to short selling and trading in derivatives with respect to the Company’s securities. The Company’s Equity Ownership Policy also prohibits directors and executive officers from pledging shares of the Company’s Common Stock as collateral in a loan, financing, or other transaction. The Company’s securities are non-marginable for employees, including executive officers.
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PROPOSAL 2
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (THE “SAY-ON-PAY VOTE”)
In accordance with Section 14A of the Exchange Act, which Congress adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking that you indicate your support, in a non-binding advisory vote, for the compensation policies and practices relating to our NEOs as described in “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative appearing on pages 24 through 40 of this Proxy Statement. The next such vote will occur at the 2021 Annual Meeting of Stockholders.
As described in detail in “Compensation Discussion and Analysis,” we strive to provide a majority of compensation for our NEOs in the form of cash and equity incentives that encourage and reward strong long-term performance and align the financial interests of our NEOs with the interests of our stockholders. Although, as an advisory vote, this proposal is not binding on the Board or the Compensation Committee, the Board and the Compensation Committee, in exercise of their fiduciary duties, will consider the outcome of the advisory vote in determining future compensation decisions.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (Item 402 of Regulation S-K), including the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosures.
The Board of Directors recommends that stockholders vote FOR the proposal to approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.
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PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm responsible for auditing the Company’s consolidated financial statements. The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and we are asking the stockholders to ratify its appointment of Deloitte. Deloitte has been retained as the Company’s independent registered public accounting firm since 1994. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
A representative of Deloitte is expected to attend the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
Audit Fees Paid to Deloitte & Touche LLP
The aggregate fees billed by Deloitte and their respective affiliates for professional services rendered in 2019 and 2018 are as follows:
	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	Other Fees(4)	Total Fees
2019	$4,510,000	$1,384,000	$879,000	$147,000	$6,920,000
2018	$4,750,000	$917,000	$684,000	$48,000	$6,399,000
(1)
Audit Fees in 2019 and 2018 include fees incurred for the annual audit and quarterly reviews of the Company’s consolidated financial statements and the annual audit of the Company’s internal control over financial reporting for the years ended December 31, 2019 and December 31, 2018, respectively. Audit Fees also include review of documents filed with the SEC and participation in the meetings of the Audit Committee.

(2)
Audit-Related Fees in 2019 and 2018 include fees for control-related attest services, international statutory audits, assistance related to regulatory compliance, consultations related to accounting or disclosure treatment of transactions or events and/or the actual or potential effect of final or proposed rules, standards, or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies, and work performed in connection with registration statements and other SEC filings.

(3)	Tax Fees in 2019 and 2018 include fees for compliance and preparation of tax filings, and fees for advice and planning related to various tax matters.
(4)
Other Fees in 2019 and 2018 represent subscriptions for research and guidance tools to the Company, and in 2018 also includes additional advisory services related to a project management methodology framework.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Deloitte and all audit and non-audit services and fees were pre-approved by the Audit Committee either individually or by category. The Audit Committee has reviewed the nature of all non-audit services provided by Deloitte and concluded that the provision of such services is compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.
Audit Committee Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The Audit Committee charter allows the Audit Committee to delegate its authority to pre-approve services to one or more Audit Committee members, provided that the designees present the pre-approvals to the full Audit Committee at its next meeting.
The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of
Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
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PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING
In accordance with SEC rules, we have set forth below a stockholder proposal from John Chevedden, along with the supporting statement of the stockholder proponent. We are not responsible for any inaccuracies that it may contain. Mr. Chevedden has notified us that he is the beneficial owner of no less than 100 shares of the Company’s Common Stock and intends for the following proposal to be presented at the 2020 Annual Meeting of Stockholders. Mr. Chevedden’s address is 2215 Nelson Ave., No. 205 Redondo Beach, Calif. 90278. In accordance with Rule 14a-8(h) of the Exchange Act, the stockholder proposal is required to be voted on at the 2020 Annual Meeting of Stockholders only if properly presented by the stockholder proponent or his qualified representative at the meeting.
“Proposal 4 - Simple Majority Vote
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner. This proposal topic also received overwhelming 99%-support at the 2019 Fortive annual meeting.
Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election with 67% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn.
Currently the role of shareholders is downsized because management can simply say out-to-lunch in response to an overwhelming 66%-vote of shareholders.
The timing is right to improve our corporate governance and send a message that we are not satisfied the poor performance of our stock.
Please vote yes:
Simple Majority Vote - Proposal 4”
The Board of Directors will consider the voting results on this proposal in their future deliberations regarding the appropriate voting standards within our Amended and Restated Certificate of Incorporation, as amended, and in our Amended and Restated Bylaws. This proposal requires the affirmative vote of a majority of the shares of Common Stock deemed present in person or represented by proxy and entitled to vote on the item at the 2020 Annual Meeting of Stockholders.
The Board of Directors encourages shareholders to consider and express their views on this proposal, but takes no position and makes no recommendation on this proposal. Proxies returned without voting instructions will not be voted on this proposal.
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EXECUTIVE OFFICERS OF THE COMPANY
In addition to Michael A Pizzi, Chief Executive Officer, the following are our executive officers as of March 24, 2020:
Name	Age as of May 7, 2020	Current Position
Chad E. Turner	49	Executive Vice President, Chief Financial Officer
Michael J. Curcio	58	Executive Vice President, Institutional and Vice Chairman of the Executive Committee
Alice C. Milligan	53	Executive Vice President, Chief Customer Officer
Matthew Minetola	57	Chief Information Officer
Michael Murphy	54	Senior Managing Director, Retail Brokerage
Lori S. Sher	47	Executive Vice President, General Counsel and Corporate Secretary
Brent Simonich	49	Executive Vice President, Chief Risk Officer
Chad E. Turner is Executive Vice President, Chief Financial Officer of the Company. As Executive Vice President, Chief Financial Officer, Chad Turner is responsible for all finance and accounting functions for the Company, including financial reporting, planning, tax, and treasury. Mr. Turner has been with the Company since 2004 and has served in several leadership roles in finance and beyond. Mr. Turner previously served as head of financial planning and analysis, overseeing the forecasting and performance analysis functions that drive the Company’s strategic direction. Prior to this role, Mr. Turner served as Vice President, Accounting, with experience in all areas of finance including acquisition integration, treasury, risk management, modeling, and due diligence. Prior to joining the Company, Mr. Turner served as Controller for Verestar, Inc. where he oversaw worldwide accounting, reporting, tax, and treasury functions with responsibility for all financial audit requirements and technical research. Mr. Turner started his career in public accounting at Arthur Andersen, and earned his Bachelor of Science degree in accounting from Georgetown University. He holds a Certified Public Accountant designation.
Michael J. Curcio is Executive Vice President, Institutional and Vice Chairman of the Executive Committee of the Company. As Executive Vice President, Institutional, and Vice Chairman of the Executive Committee, Michael Curcio oversees the Company’s Corporate and Advisor services, including the award-winning Equity Edge Online and Liberty platforms, along with the Company’s RIA referral network. Prior to re-joining the Company in 2016, Mr. Curcio was the CEO of Aperture Group, LLC, the parent company of OptionsHouse. A respected veteran of the online brokerage industry, he has a 25-year track record of releasing award-winning products, implementing client retention strategies, and building cross-functional teams. Before joining Aperture Group and OptionsHouse, Mr. Curcio spent 11 years at the Company, last serving as the head of the Company’s brokerage business, in addition to the corporate services and market making channels. Prior to that service to the Company, Mr. Curcio spent 15 years at TD Waterhouse, last serving as EVP of Customer Relationship Management. Mr. Curcio received a BS in Business from the State University of New York, at Plattsburgh. He previously served on the Board of Governors of the Philadelphia Stock Exchange (PHLX), now NASDAQ OMX PHLX.
Alice C. Milligan is Executive Vice President, Chief Customer Officer of the Company. As Executive Vice President, Chief Customer Officer since May 2019, Alice Milligan oversees the Company’s retail products, the digital customer experience, and marketing. Ms. Milligan has an extensive career in financial services, most recently having served as the Chief Digital Client Experience Officer for Citibank’s North America Consumer Bank since 2014. In this role she led the strategy, planning, development, and scaling of the consumer banking digital experience across the full customer lifecycle. Prior to this role she was the Chief Customer and Digital Experience Officer for Citibank’s Global Cards and Consumer Services. Ms. Milligan started her career at American Express, rising through the ranks to become the Senior Vice President of American Express Interactive. In this role she was responsible for strategy, planning, and delivery of American Express Digital, including web, mobile, social, eCommunications, and emerging channels. Ms. Milligan has a MA from Seton Hall University and a BS in Business Administration and Marketing from the College of St. Elizabeth.
Matthew Minetola is Chief Information Officer of the Company. As Chief Information Officer since July 2019, Matthew Minetola is responsible for developing and implementing the overarching technology strategy for the Company. Mr. Minetola leads a team of technologists that drive software development, system architecture, and production support. Mr. Minetola has more than 30 years of global technology leadership experience, most recently having served as Executive Vice President of Technology and Global Chief Information Officer for Travelport, a travel commerce platform, since 2014.
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In this role, Mr. Minetola led more than 2,500 technology resources across the globe, set and executed the technology strategy for the Company, and created large-scale data center processing capabilities to support growth. Prior to this role, Mr. Minetola served in a variety of Chief Information Officer and executive technology roles at the HP Corporation, including the Chief Information Officer of the HP Financial Services Unit. Mr. Minetola also held roles at First USA/Bank One, Advanta Corporation, and Dun and Bradstreet. Mr. Minetola earned a BS in computer science, a Master of Engineering from Penn State University, and completed the Management Program at the Wharton School of Business.
Michael Murphy is Senior Managing Director, Retail Brokerage of the Company. Michael Murphy leads the Company’s efforts to deepen and broaden customer relationships across the firm’s network of service professionals and financial consultants. With a career spanning almost 30 years in financial services, Mr. Murphy has held senior leadership roles in customer relationship management, segmentation, strategic planning, and branch management. Prior to joining the Company most recently in 2017, he served as Managing Director of Retail Strategy & Operations at TD Ameritrade since 2013. Preceding this position, Mr. Murphy was the SVP of Relationship Management and Client Service during an earlier tenure at the Company. Mr. Murphy began his career at Waterhouse Investor Services. Mr. Murphy received a BA in Business Economics from the State University of New York at Oneonta and holds FINRA Series 7, 8, 24, and 63 licenses.
Lori S. Sher is Executive Vice President, General Counsel and Corporate Secretary of the Company. As Executive Vice President, General Counsel of the Company and Corporate Secretary of its Board of Directors, Lori Sher oversees the legal function for the Company and its bank and brokerage subsidiaries. Additionally, Ms. Sher has oversight of the Company’s Human Resources function, which is responsible for talent management, compensation and benefits, diversity and inclusion, and employee engagement. Ms. Sher has a depth of experience in many disciplines, including board advisory, corporate securities, corporate governance, M&A and financings, executive compensation, and cybersecurity. Ms. Sher has been with the Company since 2005, previously serving in a number of roles within the legal department, including, most recently, as the Company’s Deputy General Counsel. Prior to joining the Company, Ms. Sher was an associate in the corporate practice group of the international law firm, Holland & Knight LLP where her practice focused on advising technology companies on M&A and general corporate matters. Ms. Sher earned her BA from Emory University, her MS from American University, and her JD cum laude from Tulane Law School. Ms. Sher’s philanthropic efforts include serving since 2016 on the Executive Leadership team of Lawyers Have Heart, a division of the American Heart Association, which raises awareness and public consciousness regarding heart disease and stroke, and as Co-Chair of the Executive Leadership team during 2018 and 2019. Ms. Sher is also a member of the Advisory Council of the non-profit organization STEM for Her.
Brent Simonich is Executive Vice President, Chief Risk Officer of the Company. As Executive Vice President, Chief Risk Officer, Brent Simonich oversees the Company’s Enterprise Risk Management function, as well as the Anti-Money Laundering and Compliance functions. A Company veteran, Mr. Simonich joined the Company in 1999. He has served the Company in several leadership positions, most recently as Corporate Controller, Principal Accounting Officer, and Chief Financial Officer of E*TRADE Securities. Mr. Simonich has experience in finance and risk and controls functions including risk management, accounting, financial reporting, vendor oversight, due diligence and acquisitions, and real estate and physical security. Mr. Simonich has more than 20 years of experience in financial services, coming to the Company as a Certified Public Accountant with Seiler LLP where his focus was in audit and tax. Mr. Simonich holds a Series 27 and Series 99 license. Mr. Simonich serves on the Board of Junior Achievement of Greater Washington. Mr. Simonich earned a B.S. in Business from California Polytechnic State University, San Luis Obispo.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 11, 2020, by (i) each director and nominee; (ii) each NEO; (iii) all current directors and executive officers as a group; and (iv) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company. Unless otherwise indicated, all persons named as beneficial owners of the Company’s Common Stock have sole voting power and sole investment power with respect to the shares indicated as owned. In addition, unless otherwise indicated, the address for each person named below is c/o E*TRADE Financial Corporation, 671 North Glebe Road, Arlington, Virginia, 22203.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock Beneficially Owned Plus Certain Outstanding Equity Awards(2)	Percentage of Common Stock Beneficially Owned(3)
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS(4):
Richard J. Carbone	2,470	35,667	*
Robert J. Chersi	5,883	5,883	*
Michael J. Curcio	74,088	74,088	*
Jaime W. Ellertson	—	2,663	*
James P. Healy	24,640	52,805	*
Kevin T. Kabat	16,054	16,054	*
James Lam	28,265	28,265	*
Rodger A. Lawson	37,168	63,428	*
Shelley B. Leibowitz	9,741	23,302	*
Alice C. Milligan	10,049	10,049	*
Michael A. Pizzi	86,890	86,890	*
Karl A. Roessner(5)	86,745	86,745	*
Rebecca Saeger	31,601	31,601	*
Lori S. Sher	29,897	29,897	*
Chad E. Turner	11,990	11,990	*
Donna L. Weaver(6)	50,507	67,165	*
Joshua A. Weinreich	9,948	9,948	*
All current directors and executive officers as a group (19 persons)	554,885	675,389	*
STOCKHOLDERS OWNING MORE THAN 5%:
The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	25,345,050	25,345,050	11.47%
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10055	19,269,066	19,269,066	8.72%
PRIMECAP Management Company(9) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	14,311,265	14,311,265	6.47%
T. Rowe Price Associates, Inc.(10) 100 E. Pratt Street Baltimore, MD 21202	13,461,411	13,461,411	6.09%
*	Less than 1%
(1)
Beneficial ownership reported in the table has been determined according to SEC regulations and includes shares that may be acquired within 60 days after March 11, 2020 upon the exercise of outstanding stock options and the vesting of restricted stock units.

(2)
Includes all of the shares of Common Stock included in the “Number of Shares of Common Stock Beneficially Owned” column, as increased by the number of DSUs, including DEUs received thereon, that are vested or scheduled to vest within 60 days of March 11, 2020. Non-employee directors do not have the right to receive the underlying shares of Common Stock for more than 60 days following March 11, 2020. While these

22

additional shares are not beneficially owned for purposes of SEC beneficial ownership rules, the Company has determined to include them in this column to provide more complete information with respect to the applicable individual’s equity holdings in the Company.
(3)
Based on 221,024,065 shares of Common Stock outstanding on March 11, 2020. Shares of Common Stock that may be obtained upon the vesting and settlement of RSUs within 60 days after March 11, 2020 are deemed beneficially owned by the person holding such RSUs for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4)
As of December 31, 2019, all of our directors and executive officers were in compliance with our Equity Ownership Policy. For further details, please see Equity Ownership Policy for Board of Directors on page 16, Equity Ownership Policy and Share Retention for NEOs on page 31 and the “Outstanding Equity Awards at Fiscal Year-End” table on page 37.

(5)	As of August 14, 2019.
(6)	Includes 45,910 shares held by the Weaver Living Trust UAD 11/16/89.
(7)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020, wherein The Vanguard Group (“Vanguard”) reported beneficial ownership of 25,345,050 shares of Common Stock as of December 31, 2019. Vanguard reported sole dispositive power as to 24,956,032 of the shares, shared dispositive power as to 389,018 of the shares, sole voting power as to 342,554 of the shares, and shared voting power as to 65,528 of the shares.

(8)
Based on a Schedule 13G/A filed with the SEC on February 5, 2020, wherein BlackRock, Inc. (“BlackRock”) reported beneficial ownership of 19,269,066 shares of Common Stock as of December 31, 2019. BlackRock reported sole dispositive power as to 19,269,066 of the shares and sole voting power as to 17,054,672 of the shares.

(9)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020, wherein PRIMECAP Management Company (“PRIMECAP”) reported beneficial ownership of 14,311,265 shares of Common Stock as of December 31, 2019. PRIMECAP reported sole dispositive power as to 14,311,265 of the shares and sole voting power as to 13,755,245 of the shares.

(10)
Based on a Schedule 13G filed with the SEC on February 14, 2020, wherein T. Rowe Price Associates, Inc. (“TRowe”) reported beneficial ownership of 13,461,411 shares of Common Stock as of December 31, 2019. TRowe reported sole dispositive power as to 13,461,411 of the shares and sole voting power as to 5,265,155 of the shares.

The following table sets forth information regarding the beneficial ownership of the Company’s Series A and Series B Preferred Stock as of March 11, 2020, by (i) each director and nominee; (ii) each NEO; (iii) all current directors and executive officers as a group; and (iv) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Series A or Series B Preferred Stock of the Company. Unless otherwise indicated, all persons named as beneficial owners of the Company’s Common Stock have sole voting power and sole investment power with respect to the shares indicated as owned. In addition, unless otherwise indicated, the address for each person named below is c/o E*TRADE Financial Corporation, 671 North Glebe Road, Arlington, Virginia, 22203.
Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock Beneficially Owned(1)	Percentage of Series A Preferred Stock Beneficially Owned(2)	Number of Shares of Series B Preferred Stock Beneficially Owned(1)	Percentage of Series B Preferred Stock Beneficially Owned(3)
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS(4):
Joshua A. Weinreich	25	*	25	*
All current directors and executive officers as a group (19 persons)	25	*	25	*
*	Less than 1%
(1)	Beneficial ownership reported in the table has been determined according to SEC regulations.
(2)	Based on 400,000 shares of Series A Preferred Stock outstanding on March 11, 2020.
(3)	Based on 300.000 shares of Series B Preferred Stock outstanding on March 11, 2020.
(4)	Other than Mr. Weinreich, no other Director, Nominee or NEO holds shares of the Company’s Series A or Series B Preferred Stock.
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COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Discussion and Analysis that follows provides a description of our compensation program for each of the individuals listed below. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our named executive officers, or NEOs. For 2019, our named executive officers were as follows:
•	Michael A. Pizzi, Chief Executive Officer
•	Chad E. Turner, Executive Vice President, Chief Financial Officer
•	Michael J. Curcio, Executive Vice President, Institutional and Vice Chairman of the Executive Committee
•	Alice C. Milligan, Executive Vice President, Chief Customer Officer
•	Lori S. Sher, Executive Vice President, General Counsel and Corporate Secretary
•	Karl A. Roessner, former Chief Executive Officer
Mr. Pizzi served as our Chief Operating Officer until August 15, 2019, when he was appointed as our Chief Executive Officer. Mr. Roessner served as our Chief Executive Officer until August 14, 2019.
FINANCIAL HIGHLIGHTS AND STOCKHOLDER PERFORMANCE
We had strong financial results in 2019 across a range of key metrics. These include:
•	Total Net Revenue: $2.9 billion
•	Pre-tax Income: $1.3 billion
•	Net Income: $955 million
•	Operating Margin: 46%
•	Return on Common Equity: 16%
•
Diluted Earnings per Common Share: $3.85 per diluted share in 2019, including losses of $0.18 per diluted share related to losses from balance sheet repositioning, the benefit to provision for loan losses and other items

•	Dividends Declared per Common Share: $0.56 per common share in 2019
•	Capital Return to Shareholders: 133% of net income in 2019
OTHER KEY ACCOMPLISHMENTS
•	Set Company records in 2019 for Daily Average Revenue Trades (“DARTs”) and derivative DARTs of 291,000 and 98,000, respectively
•
Following a record-setting 2018, Corporate Services continued setting new Company records in 2019, including implementing $24 billion in new stock plan relationships, receiving $79 billion in new participant grants, and closing the year with $296 billion in participant assets

•	Returned $1.2 billion in capital to holders of our common stock, with $1.1 billion of share repurchases and $135 million of dividends on our common stock
•	For the eighth consecutive year, Equity Edge Online was rated #1 in Loyalty and Overall Satisfaction in the Group Five Stock Plan Administration Benchmark Study
•
Rated #1 online broker in Kiplinger’s annual Best Online Brokers review and #1 Mobile Trading, Options Trading, and Web-based Platform (Power E*TRADE) in Stockbrokers.com 2020 review of Best Online Brokers for Stock Trading

•	Acquired Gradifi, Inc. (“Gradifi”), a provider of student loan benefits and financial wellness to complement Corporate Services’ existing product suite
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COMPENSATION HIGHLIGHTS
•
Annual Cash Bonus awards to each NEO that was eligible to receive a bonus relating to 2019 were funded based upon pre-tax income goals and specified key business metrics at annual payout factor of 97.6%, and

•
Equity Compensation for NEOs granted in 2019 consisted of a mix of PSUs that vest after three years based upon the pro forma achievement of earnings per share (“EPS”) and pro forma return on equity (“ROE”) targets, and time-based restricted stock units that vest over three years of continued service to the Company (“RSUs”), with PSUs relating to 2019 performance vesting at 97.4% of target.

COMPENSATION DESIGN
Philosophy and Peers	•	We assess our compensation levels in comparison to a peer group of relevant companies and place an emphasis on performance-based pay through Annual Cash Bonuses and Equity Compensation

“Say on Pay”	•	Our stockholders supported our compensation program with a greater than 94% approval level at our 2019 Annual Meeting of Stockholders

Annual Cash Bonuses	•	Annual Cash Bonuses are funded based upon pre-tax income performance and the achievement of specified key quantitative business metrics

Equity Compensation	•	PSUs granted in 2019 vest and settle at the end of a three-year performance period based upon the achievement of cumulative EPS and average ROE performance over the three-year period

	•	RSUs granted in 2019 vest ratably over a three-year period, subject to continued service to the Company
Our Executive Compensation Philosophy
Our compensation program for our NEOs is designed to attract, motivate and retain highly qualified individuals and establish a strong link between their pay and the achievement of our business goals. We seek to accomplish these objectives by maintaining a pay-for-performance program heavily weighted toward incentives that promote sustainable long-term performance, as follows:
•	annual cash bonus payments based on important near-term financial and operational goals that the Compensation Committee believes will improve our long-term results and strategic objectives; and
•
equity compensation grants during 2019 consisted of: (1) PSUs, which vest and settle at the end of a three-year performance period based upon the achievement of specified pre-established quantitative performance criteria, and (2) RSUs, which vest ratably over a three-year period, each subject to continued service to the Company.

For PSUs granted in 2019, the Compensation Committee set the performance criteria based upon the achievement of a cumulative EPS target over the three-year period and an average ROE target over the three-year period.
The Compensation Committee believes that granting a mix of performance-based vesting and time-based vesting awards provides the best method to both align the economic interests of our NEOs with those of our stockholders and ensure that a significant portion of each NEO’s compensation is tied to our long-term stock performance.
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Key Compensation Practices and Governance
Our 2019 compensation program for our NEOs contains the following notable good corporate governance features:
WHAT WE DO		WHAT WE DO NOT DO
•	We pay for performance	✘	We do not allow hedging of Company stock
•	We review tally sheets	✘	We do not allow pledging of Company stock
•	We consider relevant peer groups in establishing compensation	✘	We do not provide excise tax gross-ups
•	We have an Equity Ownership Policy that includes a stock retention requirement until ownership guidelines are met	✘	We do not provide defined benefit pensions or SERPs to NEOs
•	We have a recoupment (clawback) policy	✘	We do not permit repricing of stock options without stockholder approval
•	We have independent Board oversight and review the risk profile of compensation plans annually	✘	We do not provide excessive perquisites
•	We retain an independent compensation consultant	✘	We do not provide tax gross-ups on perquisites
•	All long-term incentives are granted and settled in equity	✘	We do not provide excessive severance benefits
•	The majority of total compensation is variable	✘	We do not provide for single-trigger equity vesting in the event of a change-in-control
•	We hold an annual “Say-on-Pay vote”
Compensation Considerations for 2019
2019 Say-on-Pay Vote. At our 2019 Annual Meeting of Stockholders, stockholders voted overwhelmingly in favor of our compensation program for our NEOs through our annual “Say-on-Pay vote.” The Compensation Committee believes this approval by our stockholders shows strong support for our compensation philosophy of placing significant weight on incentive pay aligning pay closely with performance. We continue to use this philosophy as the basis for our compensation program.
Fiscal 2019 Business Highlights. Our business strategy in 2019 focused on four key objectives: (1) leverage our brand, hybrid support model, and leading technology for scale and growth, (2) empowering self-directed retail customers through a powerful digital offering and professional guidance, (3) capitalizing on symbiotic institutional channels to drive growth, and (4) generating robust earnings growth and returns. The Company’s unrivaled and tech-forward brand is synonymous with digital brokerage and drives outsized awareness and consideration among business-to-customer and business-to-business audiences. We are able to serve peak volumes across channels with capacity for growth and acquisition through our strong and scalable infrastructure. Our customers benefit from digitally led experiences, complemented by professional advice and support. We cater to the complex and unique needs of traders, investors, stock plan administrators and participants, and independent registered investment advisors. The Company has three core digital offerings for the retail investor—trading, investing, and banking. With trading, we maintain a leading position among active and derivatives traders through the Power E*TRADE web-based platform and support model. On the investing front we connect customers with a range of easy-to-use wealth management solutions. And lastly, we are advancing digital banking capabilities to help increase engagement with customers and prospects. Our executive compensation program has been designed to recognize and support these efforts.
In determining the appropriate compensation for our NEOs in 2019, the Board (with respect to the CEO) and the Compensation Committee (with respect to the other NEOs) considered our business and financial performance. In addition to our metrics and financial results during 2019, they considered the Company’s strategic positioning, the Company’s accomplishment of various operational, strategic and growth goals, the competitive environment, market developments and the macro-economic environment, as well as compensation of each of the NEO’s internal and external peers.
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The Company’s experienced executives have continued to deliver on our key business objectives, and the Board and the Compensation Committee recognized the following achievements in particular:
•	We continued to increase our engagement with customers, generating 291,000 DARTs and 98,000 derivative DARTs during 2019, both Company records.
•
Following a record-setting 2018, we implemented $24 billion in new stock plan relationships in 2019, a Company record, received $79 billion in new participant grants, and closed the year with $296 billion in participant assets.

•
As a result of our strong capital and cash position, the Company returned $1.2 billion to holders of its common stock, maintaining its quarterly cash dividend of $0.14 per share on its common stock and tactically repurchasing $1.1 billion of shares under its share repurchase program.

•	We completed repurchases under the prior $1 billion share repurchase program and our Board authorized a new $1.5 billion share repurchase program.
•	For the eighth consecutive year, Equity Edge Online was rated #1 in Loyalty and Overall Satisfaction in the Group Five Stock Plan Administration Benchmark Study.
•
Rated #1 online broker in Kiplinger’s annual Best Online Brokers review and #1 Mobile Trading, Options Trading, and Web-based Platform (Power E*TRADE) in Stockbrokers.com 2020 review of Best Online Brokers for Stock Trading.

•	We completed the acquisition of Gradifi, a provider of student loan benefits and financial wellness to complement Corporate Services’ existing product suite.
•	Amid a period of meaningful industry shifts, we balanced growth opportunities with expense discipline to maintain a 46% operating margin during 2019 and delivered a 16% return on common equity.
Process for Determining Executive Compensation
Compensation Committee. The Compensation Committee is composed entirely of independent directors. The Compensation Committee is responsible for establishing and administering compensation programs for our senior executives, including programs for the NEOs. The Compensation Committee reviews and approves NEO compensation and, with respect to the compensation of the CEO, recommends his compensation to the independent members of the full Board for approval.
Compensation Consultants. The Compensation Committee has full authority to retain any consultants it deems appropriate. In 2019, the Compensation Committee again retained Pay Governance LLC as its outside compensation consultant to advise the Compensation Committee on matters including executive compensation practices and market compensation levels. Representatives from Pay Governance LLC attended meetings of the Compensation Committee. No services were provided by Pay Governance LLC to the Company outside of its engagement with the Compensation Committee and the Governance Committee as described above on page 14 of this Proxy Statement under the heading “Director Compensation”. The Compensation Committee considered all relevant factors in determining the independence of Pay Governance LLC, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, and determined no conflicts of interest existed with respect to the Committee’s compensation consultant.
Role of Management. The Compensation Committee works with management, led by the CEO, in an effort to ensure that our NEO compensation programs effectively meet the Compensation Committee’s objectives of retaining and motivating highly qualified individuals with the skills and experience necessary to achieve our key business objectives and rewarding desired performance and achievement of goals. In particular, the Compensation Committee considers the CEO’s review of the performance of the other executive officers, given his daily experience with them and particular knowledge of their roles and accomplishments. However, the Compensation Committee ultimately makes its own determinations regarding the form and amount of each NEO’s compensation and may accept or reject any recommendation from its consultants and management. In addition, the CEO is not present when the Compensation Committee or independent members of the full Board determine his compensation.
Comparative Data. To determine whether our compensation programs are competitive, the Compensation Committee considered publicly available data provided by Pay Governance LLC concerning programs and compensation levels offered by other companies as well as third party survey information in relevant markets and our industry. In particular, the Compensation Committee reviewed compensation data for the companies listed below, although it did not target a specific percentile for comparing compensation or place specific weights on the sources of pay information. Instead, it used this information as a reference point when considering whether compensation was appropriate and competitive.
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The Compensation Committee conducts a thorough review of the peer comparator group each year to ensure the size, scope, performance and business focus of the peer comparator companies reflect the Company’s competitive environment. In 2019, the Compensation Committee, with assistance from Pay Governance LLC, determined that the peer comparator group set in 2018 continued to reflect the competitive environment with respect to attracting customers and talent and therefore did not make any changes. The peer comparator group companies that we used in 2019 are as follows:
Affiliated Managers Group Inc.	First Republic Bank	Nasdaq, Inc.
Ameriprise Financial	Interactive Brokers Group, Inc.	Raymond James Financial, Inc.
Broadridge Financial Solutions, Inc.	Intercontinental Exchange, Inc.	SEI Investments Co.
Charles Schwab Corp.	Invesco Ltd.	Stifel Financial Corp.
CME Group, Inc.	Legg Mason, Inc.	TD Ameritrade Holding Corp.
Fifth Third Bank	LPL Financial Holdings, Inc.	T. Rowe Price Group, Inc.
Overview of 2019 Named Executive Officer Compensation
The following chart provides a brief overview of the elements and objectives of our compensation program for our NEOs:
Compensation Component	Key Features	Objective(s)
Base Salary
• Recognizes the role of each individual and the uniqueness of our organization and structure
• Reviewed annually to reflect skills, experience and performance
• Benchmarked with reference to peer group practices
• Set with reference to competitive levels and internal equity
• Help attract and retain key leadership; aligned with salary levels associated with similar experience and skills in the market • Provide competitive annual rate of fixed pay
Annual Cash Incentive Program
• Awards linked to specific quantitative goals for pre-tax income and key business metrics
• Goals were approved by the Compensation Committee at the beginning of the year
• Target award opportunities set with reference to competitive levels
• Focus executives on achieving annual financial and strategic performance goals • Reward for profitability and business performance
Long-Term Equity Awards
• PSUs granted in 2019 vest and settle over a three-year performance period based upon the achievement of EPS and ROE targets
• RSUs vest ratably over a three-year period based upon continued service to the Company
• Target award opportunities set with reference to competitive levels
• Provide linkage to long-term stockholder value through a mix of performance and retention features • Mitigate risk-taking • Enhance executive ownership
Retirement Plan and Other Benefits	• NEOs participate in our employee 401(k) plan and other broad-based employee benefit plans • Limited perquisites above de minimis value	• Encourage executives to save for retirement without the use of costly defined benefit plans or SERPs • Limited perquisites avoid special executive benefits
Stock Ownership and Retention	• Meaningful ownership requirements: – CEO: 6x base salary – Other NEOs: 4x base salary • Minimum retention of 50% of after-tax value of equity awards until guideline is met	• Require meaningful ownership of Company stock to ensure alignment with stockholder investment performance
Other Compensation Components
• Clawback policy
• No single-trigger severance upon a Change-In-Control (“CIC”)
• No 280G gross-ups on CIC benefits
• No excessive severance benefits
• No hedging or pledging involving Company securities
• Apply good compensation governance practices
The total compensation in 2019 for our NEOs, including each element of compensation and changes in particular elements with respect to certain individuals from 2019, are described below.
At least once a year, the Compensation Committee reviews “tally sheets” for each of the NEOs. These tally sheets are prepared by Pay Governance LLC, the Compensation Committee’s independent compensation consultant, and quantify the elements of each NEO’s total compensation, including potential total annual compensation at different performance levels and the value of outstanding equity awards. The Compensation Committee did not recommend specific changes for NEOs’ fiscal 2019 compensation based on this particular review, although it uses the tally sheet information as a resource when considering executive compensation matters.
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The differences in pay among NEOs is a result of the Compensation Committee’s review of each NEO’s position and level of authority within the Company, experience, unique skill sets, competitive level of total compensation as compared with internal and external peers and/or individual negotiations in connection with accepting employment or a promotion with the Company. The Compensation Committee also considers compensation of our NEOs in light of changes in roles and responsibilities. The Compensation Committee does not place a specific weight or emphasis on any of these factors.
2019 Performance Metrics. Our business strategy for 2019 was to leverage our brand, hybrid support model, and leading technology for scale and growth, and to empower self-directed retail customers through a powerful digital offering and professional guidance. Accordingly, our incentive compensation program focused on quantitative areas, but included a significant element associated with strategic and qualitative performance.
The cash bonuses awarded to NEOs for 2019 performance were based 70% on the Company’s pre-tax income for the year and 30% on the achievement of specified quantitative key business metrics, including net new retail accounts, net new retail assets, margin contribution, daily average revenue trades, net new advisory services assets, and new stock plan assets under management. In addition, the Compensation Committee had discretion to adjust the overall cash bonus pool upward or downward by 20%. For purposes of the annual cash incentive plan, in accordance with an exclusions framework consistently used historically and approved by the Compensation Committee, pre-tax income excludes certain costs relating to regulatory, structural, legal and compliance, executive severance, business disruption, strategic investments and legacy provision (benefit) for loan losses.
The PSUs granted to NEOs that were subject to vesting based solely on 2019 performance were based 50% on pro forma EPS targets relating to 2019 and 50% on pro forma ROE targets relating to 2019. In addition, the Compensation Committee had discretion to adjust the overall performance factors downward by 20%.
For additional information regarding the annual cash bonuses paid to the NEOs in early 2020 for 2019 performance and the vesting and settlement of the PSUs that were granted with respect to 2019 performance, please see pages 30-31 and 35 of this Proxy Statement.
Determination of Compensation Levels for our NEOs
During 2019 each of our NEOs was compensated in line with their then effective employment agreement, equity award agreements and terms of compensation, as applicable.
Compensation of Our Chief Executive Officer and Former Executive Vice President, Chief Operating Officer. In 2019 Mr. Pizzi received annual equity compensation awards for 2019 in the amount of $2,950,000 ($1,350,000 in the form of PSUs and $1,600,000 in the form of RSUs). Upon Mr. Pizzi’s appointment as our CEO effective August 15, 2019, Mr. Pizzi’s salary was increased to $1,000,000 and he received a one-time grant of RSUs with a grant date fair market value of $250,000, which vest ratably on each of the first three anniversaries of the grant date, and a one-time grant of PSUs with a grant date fair market value of $250,000, which will vest and settle based on the achievement of performance goals over a single three-year performance period ending on December 31, 2021. The value and form of such one-time awards represent the difference between Mr. Pizzi’s annual equity compensation targets as Chief Operating Officer and his corresponding targets as CEO on a pro-rata basis for the period of his service as CEO during 2019.
Compensation of our Executive Vice President, Chief Financial Officer. In 2019, Mr. Turner received an annual base salary of $500,000 and annual equity compensation in the amount of $525,000 in the form of PSUs and he also received an annual equity award in the amount of $475,000 in the form of RSUs with respect to 2018 performance.
Compensation of our Executive Vice President, Institutional and Vice Chairman of the Executive Committee. In 2019, Mr. Curcio received an annual base salary of $600,000 and annual equity compensation awards for 2019 in the amount of $1,800,000 ($900,000 in the form of PSUs and $900,000 in the form of RSUs).
Compensation of our Executive Vice President, Chief Customer Officer. In 2019, Ms. Milligan received an annual base salary of $600,000 and annual equity compensation awards for 2019 in the amount of $1,250,000 ($625,000 in the form of PSUs and $625,000 in the form of RSUs). Ms. Milligan also received a one-time cash sign-on bonus in the amount of $400,000, a one-time bonus grant of RSUs with a grant date fair market value of $250,000, which vests ratably on each of the first three anniversaries of the grant date, and a one-time grant of RSUs representing the value of unvested equity awards from Ms. Milligan’s former employer with a grant date fair market value of $613,200, which vests ratably on each of the first three anniversaries of the grant date.
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Compensation of our Executive Vice President, General Counsel and Corporate Secretary. In 2019 Ms. Sher received an annual base salary of $600,000 and annual equity compensation awards for 2019 in the amount of $1,225,000 ($550,000 in the form of PSUs and $675,000 in the form of RSUs).
Compensation of Our Former Chief Executive Officer. Mr. Roessner entered into an employment agreement with the Company effective September 12, 2016, as amended, (the “Roessner Agreement”). Pursuant to its terms, the Roessner Agreement expired on December 31, 2019.
For 2019, the Roessner Agreement provided that Mr. Roessner would receive an annual base salary of $1,000,000, an annual cash performance bonus target of $2,500,000 and annual equity compensation of $4,500,000 ($2,250,000 in the form of PSUs and $2,250,000 in the form of RSUs).
As previously noted, Mr. Roessner served as the Company’s Chief Executive Officer until August 14, 2019. The Company entered into a Transition Agreement with Mr. Roessner effective August 12, 2019 whereby he agreed to serve in an advisory role through December 31, 2019, when his employment with the Company ended. In line with the terms of his employment and equity award agreements, Mr. Roessner received the following payments and benefits: (i) a lump sum cash payment equal to the sum of his annual base salary and target annual cash performance bonus, (ii) reimbursement for the cost of medical, dental and vision coverage for up to 24 months, and (iii) continued vesting of outstanding equity awards, subject to his continued compliance with customary non-competition, non-solicitation, confidentiality and non-disparagement covenants.
Base Salary
The annual base salary payable to each of our NEOs was set at a level that is reflective of the NEO's position within the Company, experience, unique skills, internal peer and external peer group salaries, and individual negotiations undertaken during the hiring process. We strive to set base salaries for each of our NEOs at levels that are competitive with those paid to similarly situated executives at our peer companies. For 2019, neither the Company’s Board of Directors nor its Compensation Committee made any significant changes to the base salaries of our NEOs, other than the increase to Mr. Pizzi’s base salary in connection with his appointment as our CEO.
Annual Cash Incentive Program
Annual Cash Incentive Awards. This cash-based element of compensation provides NEOs with an incentive and a reward for achieving meaningful near-term performance objectives that the Compensation Committee believes will lead to sustainable long-term performance. The Compensation Committee believes that it is important to rigorously assess achievement of our performance goals in determining whether and how much to pay in cash bonuses, but that it is also important to retain a degree of flexibility given the nature of our business. The target amount for each of our NEOs was set at a level that is reflective of each individual’s position within the Company, the importance of the various business areas or functions overseen to the Company’s strategy and success and each individual’s overall compensation.
Cash Awards for 2019 Performance. In 2019, the Compensation Committee established target cash bonus awards for each of our NEOs, in the amounts set forth in the “Grants of Plan-Based Awards” table, for which the actual payout amounts would depend on the Compensation Committee’s review of our 2019 performance against the performance criteria described below. In early 2020, after reviewing both our financial and strategic performance, the Compensation Committee approved a total bonus pool based on the factors described below and then determined appropriate individual payments. In determining the total bonus pool for 2019, the Compensation Committee determined that (i) the pre-tax income of the Company, which generally accounts for 70% of the bonus pool, was slightly below budget; and (ii) the Company’s key business metrics on an aggregate basis, which generally account for 30% of the bonus pool, was also slightly below budget; however, key individual metrics within the aggregated metric out-performed their respective targets, including the assets of new corporate services implementations, the generation of net new retail accounts, net new corporate services retail assets, net new banking assets, and net new banking accounts, and DARTs. The achievement of these pre-established performance criteria resulted in a payout factor that was equal to 97.6% of the accrued target bonus pool.
Individual Cash Bonus Payouts. In determining the individual NEO payments from this bonus pool, the Board (with respect to the CEO) and the Compensation Committee primarily considered the target amount for each of our NEOs. This resulted in each of Messrs. Pizzi, Turner and Curcio, Mses. Milligan and Sher, and Mr. Roessner receiving payments of $1,710,000, $540,000, $1,270,000, $635,000, $585,000 and $2,440,000, respectively. In paying cash bonuses below targets, the Board (with respect to the CEO) and the Compensation Committee recognized the Company’s overall results during the year and continued to emphasize its objective to align pay with performance.
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Equity Compensation
Long-Term Incentive Compensation Practices for 2019. We generally grant each of our NEOs an equal mix of both performance-vesting PSUs and time-vesting RSUs. The Compensation Committee believes that awarding an equal mix of time-vesting equity awards and performance-vesting equity awards based on pre-established goals achieves a balance in our equity-based compensation program and serves to further align the interests of our NEOs and our stockholders. Specifically, the time-vesting RSU grants provide retention value, while the PSU grants help to further ensure a strong pay-for-performance alignment of our compensation program with stockholder interests and will further motivate our NEOs to strive to achieve our key long-term business objectives. The target amount for each of our NEOs was set at a level that is reflective of each individual’s position within the Company, the importance of the various business areas or functions overseen to the Company’s strategy and success and each individual’s overall compensation.
PSU Grants Relating to 2019 Performance. For 2019, we transitioned to granting PSU awards in which payouts are based on three-year goals set at the beginning of each performance period. Accordingly, the PSUs that were granted to our NEOs in 2019 vest at the end of a three-year performance period ending on December 31, 2021.
In addition, Messrs. Pizzi, Curcio and Roessner and Ms. Sher were also each granted PSUs in 2018, of which a total of one-third were subject to vesting over a one-year performance period relating to 2019, and Messrs. Pizzi, Curcio and Roessner were each granted PSUs in 2017, of which a total of one-third were subject to vesting over a one-year performance period relating to 2019 performance goals. Accordingly, for Messrs. Pizzi, Curcio and Roessner and Ms. Sher, a total of one-third of the PSUs granted in 2018 and, for Messrs. Pizzi, Curcio and Roessner, a total of one-third of the PSUs granted in 2017 were subject to vesting based on performance goals relating to 2019.
The performance goals that apply to the PSUs that were subject to vesting based solely on 2019 performance (the “2019 PSUs”) were established at the beginning of 2019 by the Compensation Committee. One-half of the 2019 PSUs were subject to the Company’s achievement in 2019 of pro forma EPS targets, and the other one-half of the 2019 PSUs were subject to pro forma ROE targets. In February 2020, the Compensation Committee reviewed 2019 performance relative to the pre-established goals and, based on that performance, confirmed that the Company had achieved 97.4% of overall target performance with respect to the 2019 PSUs.
RSU Grants Made in 2019. The RSUs granted to our NEOs in 2019 vest ratably over a three-year period, each subject to continued service to the Company.
Equity Ownership Policy and Share Retention for NEOs
The Compensation Committee believes that requiring significant stock ownership by our NEOs further aligns their interests with those of our stockholders. Under our Equity Ownership Policy in 2019:
•	The CEO was expected to beneficially own shares of our common stock with a market value equal to at least six times his base salary (as adjusted from time to time).
•
Each of the other NEOs (as well as certain other executive officers of the Company) were expected to beneficially own shares of our Common Stock with a market value equal to at least four times his or her base salary (as adjusted from time to time).

•
Until an NEO (as well as certain other executive officers of the Company) has met this equity ownership guideline, he or she is required to hold 50% of all after-tax shares remaining from the vesting of RSU and PSU awards and 50% of all after-tax shares remaining from the exercise of vested stock options until such time as the NEO meets the applicable threshold.

For purposes of the Equity Ownership Policy described above, an NEO’s shareholdings include, in addition to shares held outright, any unvested RSUs that vest subject solely to the NEO’s continued service to the Company. Each RSU is valued as a share of the Company’s Common Stock.
The Compensation Committee periodically reviews compliance with these ownership requirements. As of December 31, 2019, all of our NEOs were in compliance with the Equity Ownership Policy.
Recoupment Policy
Our Incentive Compensation Recoupment Policy is applicable to all NEOs and certain other employees. If the Compensation Committee determines that incentive compensation was overpaid as a result of a restatement of our reported financial results or any inaccurate data used to calculate such compensation, the Compensation Committee will review the cash bonus and long-term incentive plan awards granted, vested or accrued and determine the amount and kind of the
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overpayment. To the extent practicable, in the best interests of stockholders, and as permitted by applicable law, the Compensation Committee will seek to recover or cancel any such overpayments. The Compensation Committee may make determinations of overpayment at any time through the date the Company files its audited consolidated financial statements for the fiscal year that follows the year for which the inaccurate performance criteria were measured. However, if the Compensation Committee determines that any person purposefully provided inaccurate information or otherwise was culpable in the inaccuracy of the performance metrics, the Compensation Committee is entitled to determine that the overpayment with respect to such person is the entire amount of the bonus or other incentive payment or equity awarded for the applicable year, and without regard to when the event occurred.
Benefits in Connection with Termination of Employment Relating to Change in Control
As described in detail (including a quantification of potential benefits) under “Potential Payments on Termination or Change in Control” below, we have entered into agreements with Messrs. Pizzi, Curcio and Turner and Mses. Milligan and Sher providing for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control, as well as certain other benefits outside of a change in control. The Compensation Committee periodically reviews these arrangements and considers the costs and benefits, but believes they are appropriate to help alleviate any uncertainty and concern these individuals may have over being terminated and therefore help to ensure that they remain focused solely on their duties. The Compensation Committee balances the potential costs of these arrangements with the need to retain these individuals in a market for top executive candidates that has become increasingly competitive. Our arrangements with these individuals do not provide for tax gross-ups, including with respect to any excise taxes resulting from Section 280G of the Internal Revenue Code.
Other Benefit Plans and Perquisites
We do not offer a defined benefit pension plan or a SERP for our executives and only provide matching contributions to our 401(k) plan, which are made for NEOs in the same manner as for our other employees.
We offer a non-qualified deferred compensation plan for our NEOs, but the amounts in a participating executive’s plan account consist solely of the deferred compensation portion of his or her salary or cash incentive payments (as elected by the executive) and the market return on the deferred amounts, and we do not provide matching contributions or guaranteed returns. We have retained life insurance policies to support the payment of obligations under this plan.
Our philosophy is to provide minimal perquisites. We only provide NEOs with an “umbrella” liability insurance policy, providing for insurance coverage for the executive beyond what the executive has retained on his or her own behalf, with a cost per individual of less than $5,000 per year. Beyond this, there are no perquisites offered to our NEOs with anything other than a de minimis value.
Anti-Pledging and Hedging Policy
The Company’s policies prohibit directors, executive officers and all other employees from engaging in any hedging transactions involving the Company’s securities. This prohibition extends to short selling and trading in derivatives with respect to the Company’s securities. The Company’s Equity Ownership Policy also prohibits directors and executive officers from pledging shares of the Company’s Common Stock as collateral in a loan, financing, or other transaction. The Company’s securities are non-marginable for employees, including executive officers.
Tax Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct for federal income tax purposes.
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the previously applicable performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million is generally nondeductible, whether or not it is performance-based.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not subsequently materially modified. However, to maintain flexibility in compensating executive officers in accordance with the considerations described in this “Compensation Discussion and Analysis,” the Compensation Committee will not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Committee determines that doing so is in the best interests of the Company.
32

Compensation Risk Assessment
During 2019, the Compensation Committee considered the risk profile of our compensation programs, including a review of both executive and non-executive compensation in a series of meetings with Pay Governance LLC, its independent compensation consultant, and members of our Legal, Human Resources and Risk teams. In particular, the Compensation Committee requested that Pay Governance LLC review all of our incentive plans. We may periodically adjust individual plans in response to this review to ensure that the plans do not pose a material risk to the Company. We believe the compensation program for our NEOs supports long-term growth and does not encourage excessive risk-taking because of the following features, as further described in this “Compensation Discussion and Analysis”:
•	The balance between fixed and variable pay;
•	Formulaic funding mechanisms and thresholds;
•	The aggregate bonus pool funding is capped;
•	We grant RSU awards with long-term vesting criteria, which we believe orients management to the long-term performance of the Company;
•	EPS governs a portion of the PSU awards, such that NEOs’ goals are directly aligned with the long-term profitability of the Company and the successful execution of our capital plan;
•	We grant PSU awards with three-year performance measurements and payout which we believe ties our NEOs’ compensation to the long-term success of the Company;
•	Our Equity Ownership Policy, as further described above, discourages the short-term gain our NEOs could realize if permitted to sell a large portion of their holdings;
•
Incentive compensation for NEOs depends on balanced use of multiple performance metrics, including pre-established financial performance and business objectives, to avoid placing an undue weight on any particular measure, and assessments by the Compensation Committee of the quantitative and qualitative performance at the business and individual level;

•	Use of discretion is permitted to allow for the application of informed judgment rather than basing payouts solely on quantitative allocations;
•	Defined governance structure and policies to ensure proper protocols are in place for incentive compensation plan review and administration; and
•	We maintain an incentive compensation recoupment policy.
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
The Compensation Committee reviewed and discussed this “Compensation Discussion and Analysis” set forth in this Proxy Statement with management. Based on the above-mentioned review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:
Rebecca Saeger, Chair
Richard J. Carbone
James P. Healy
Kevin T. Kabat
Joshua A. Weinreich
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Compensation Committee Interlocks and Insider Participation
As discussed above, at various times during 2019, Ms. Saeger and Messrs. Carbone, Healy, Kabat and Weinreich served on the Compensation Committee. None of these individuals was at any time during 2019, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
34

EXECUTIVE COMPENSATION
2019 SUMMARY COMPENSATION TABLE
The following table shows the annual and long-term compensation paid or accrued to the Company’s named executive officers, which consist of its Chief Executive Officer, its Executive Vice President, Chief Financial Officer, its Executive Vice President, Institutional and Vice Chairman of the Executive Committee, its Executive Vice President, Chief Customer Officer, its Executive Vice President, General Counsel and Corporate Secretary, and its former Chief Executive Officer.
Name & Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total Compensation
Michael A. Pizzi Chief Executive Officer	2019	$796,154	$3,449,892	$1,710,000	$56,944	$6,012,990
	2018	$600,000	$2,499,894	$1,600,000	$23,523	$4,723,417
	2017	$600,000	$1,599,947	$1,600,000	$12,390	$3,812,337
Chad E. Turner Executive Vice President, Chief Financial Officer	2019	$500,000	$999,954(4)	$540,000	$24,725	$2,064,679
	2018	$307,692	$349,975	$550,000	$16,755	$1,224,422
Michael J. Curcio Executive Vice President, Institutional and Vice Chairman of the Executive Committee	2019	$600,000	$1,799,927	$1,270,000	$81,566	$3,751,493
	2018	$600,000	$1,999,915	$1,500,000	$33,582	$4,133,497
	2017	$576,923	$1,599,947	$1,600,000	$12,520	$3,789,390
Alice Milligan Executive Vice President, Chief Customer Officer	2019	$376,154	$2,113,110(5)	$635,000	$427,821	$3,552,085
Lori S. Sher Executive Vice President, General Counsel and Corporate Secretary	2019	$595,769	$1,224,899	$585,000	$33,307	$2,438,975
Karl A. Roessner(6) Former Chief Executive Officer	2019	$1,000,000	$4,499,910	$2,440,000	$3,605,484	$11,545,394
	2018	$976,923	$2,999,970	$2,250,000	$26,205	$6,253,098
	2017	$850,000	$2,399,991	$2,500,000	$12,608	$5,762,599
(1)
Amounts reported in this column constitute the aggregate grant date fair value of each award calculated in accordance with FASB ASC Topic 718. For grants made in 2019, the stock awards reported in this column were in the amounts set forth in the “Grants of Plan Based Awards” table below. The fair market value of the Common Stock (based on the average of the high and low sale prices) was $46.0575 per share for awards granted on February 8, 2019, $49.9825 per share for awards granted on May 8, 2019, and $40.66 per shares for awards granted on August 15, 2019. The grant date fair value of PSUs included in this column assumes a payout at the target performance level. For additional information, including PSU awards at target and maximum performance on a per executive basis, refer to the “Grants of Plan-Based Awards Table,” below.

(2)	Non-equity incentive plan compensation reported for the applicable year was based on performance in that year, but paid in February of the following year.
(3)
The amounts set forth in this column for 2019 represent, as applicable, (i) Company contributions to the Company’s 401(k) plan in the amount of $14,000 for each NEO, (ii) the cost of Company-provided umbrella liability insurance, (iii) the value of DEUs and cash paid in lieu of DEUs awarded in connection with each NEO’s unvested RSUs, (iv) for Ms. Milligan, one-time cash sign on bonus in the amount of $400,000, and (v) for Mr. Roessner, cash payments totaling $3,500,000 and continued medical coverage with a value of $36,593 as described on page 30 of this Proxy Statement under the heading “Compensation of Our Former Chief Executive Officer”. In accordance with SEC rules, the compensation described in this table does not include medical, disability or group life insurance received by the NEOs that are available generally to all salaried employees of the Company.

(4)	Includes an award of RSUs, with a grant date fair market value of $474,991, which was paid in February of the applicable reporting year but based on performance in the prior year.
(5)
Includes a one-time bonus grant of RSUs with a grant date fair market value of $250,000 and a one-time grant of RSUs representing the value of unvested equity awards from Ms. Milligan’s former employer with a grant date fair market value of $613,200.

(6)	Mr. Roessner served as the Company’s Chief Executive Officer until August 14, 2019, and thereafter served in an advisory role until his employment with the Company ended on December 31, 2019.
35

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Dollars expressed in thousands and rounded to the nearest thousand)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards ($)(2)
Name	Grant Date	Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)(4)
Michael A. Pizzi	2/8/2019	875,000	1,750,000	2,625,000		29,311	58,622	34,738	2,949,937
	8/15/2019					6,148	12,296	6,148	499,955

Chad E. Turner	2/8/2019	275,000	550,000	825,000		11,398	22,796	10,313	999,954

Michael J. Curcio	2/8/2019	650,000	1,300,000	1,950,000		19,540	39,080	19,540	1,799,927

Alice C. Milligan	5/8/2019	325,000	650,000	975,000		12,504	25,008	12,504	1,249,962
	5/8/2019							12,268(5)	613,185
	5/8/2019							5,001(6)	249,963

Lori S. Sher	2/8/2019	300,000	600,000	900,000		11,941	23,882	14,654	1,224,899

Karl A. Roessner	2/8/2019	1,250,000	2,500,000	3,750,000		48,851	97,702	48,851	4,499,910
(1)
Amounts listed in these columns do not represent amounts actually paid or that may be paid in the future. Rather, these amounts are the target award opportunities that were established under the Company’s non-equity compensation plan for 2019 as discussed in the “Compensation Discussion and Analysis,” above. Payments actually made for these opportunities in February 2020 for 2019 performance are listed in the “2019 Summary Compensation Table” above under the “Non-Equity Incentive Plan Compensation” column for 2019.

(2)
Amounts reported in this column constitute the aggregate grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The grant date fair value of PSUs included in this column assumes a payout at the target performance level. These amounts are also disclosed in the “Stock Awards” column in the “2019 Summary Compensation Table” above.

(3)
The Company’s practice under its current plan is to pay its NEOs a non-equity incentive award in an amount that is at least equal to the threshold amount if performance goals are achieved but does not exceed the maximum amount.

(4)
The grant date fair value of the PSUs assuming the maximum level of performance is achieved is equal to $3,199,938 for Mr. Pizzi, $1,049,927 for Mr. Turner, $1,799,927 for Mr. Curcio, $1,249,962 for Ms. Milligan, $1,099,945 for Ms. Sher, and $4,499,910 for Mr. Roessner.

(5)
Amount reported is the grant date fair value of a one-time grant of RSUs representing the value of unvested equity awards from Ms. Milligan’s former employer, which vests ratably on each of the first three anniversaries of the grant date.

(6)	Amount reported is the grant date fair value of a one-time sign-on bonus grant of RSUs, which vests ratably on each of the first three anniversaries of the grant date.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael A. Pizzi	7,742	351,248	2/3/2017	7,742	351,248
	12,520	568,031	2/9/2018	12,520	568,031
	2,782	126,219	2/9/2018
	6,096	276,576	9/21/2018
	29,592	1,342,570	2/8/2019	29,592	1,342,570
	5,479	248,580	2/8/2019
	6,189	280,784	8/15/2019	6,189	280,784

Chad E. Turner	1,451	65,827	2/3/2017
	1,935	87,800	2/3/2017
	4,868	220,883	2/9/2018
	10,412	472,380	2/8/2019	11,507	522,077

Michael J. Curcio	7,742	351,248	2/3/2017	7,742	351,248
	12,520	568,031	2/9/2018	12,520	568,031
	2,782	126,219	2/9/2018
	19,727	895,016	2/8/2019	19,727	895,016

Alice C. Milligan	12,624	572,737	5/8/2019
	12,385	561,927	5/8/2019
	5,049	229,067	5/8/2019	12,624	572,737

Lori S. Sher	4,838	219,501	2/3/2017
	3,144	142,664	2/3/2017
	5,217	236,683	2/9/2018	5,217	236,683
	12,055	546,949	2/8/2019	12,055	546,949
	2,739	124,267	2/8/2019

Karl A. Roessner	11,613	526,895	2/3/2017	11,613	526,895
	20,867	946,733	2/9/2018	20,867	946,733
	49,319	2,237,586	2/8/2019	49,319	2,237,586
(1)	All unvested RSU awards, including DEUs awarded with respect thereto, vest equally on an annual basis over a three-year period measured from the original date of grant of the underlying award.
(2)
The market value of unvested and unearned stock awards, including DEUs awarded with respect thereto, is based on an assumed price of $45.37 per share, which was the closing price of our Common Stock on December 31, 2019.

(3)
Represents the number of shares the NEO may receive under PSU awards, including DEUs that would be awarded with respect thereto, assuming achievement of the applicable performance measures at the target performance level. The PSU awards granted in 2017 for applicable NEOs vest and settle at the conclusion of three one-year performance periods ending on December 31 of each of 2017, 2018 and 2019, respectively. The PSU awards granted in 2018 for applicable NEOs vest and settle at the conclusion of three one-year performance periods ending on December 31 of each of 2018, 2019 and 2020, respectively. The PSU awards granted in 2019 for applicable NEOs vest and settle at the conclusion of a three-year performance period ending on December 31, 2021. Refer to footnote 4 of the Grants of Plan-Based Awards table for a description of the grant date fair value of the PSUs granted in 2019 assuming the maximum level of performance is achieved.

37

STOCK VESTED
The following table presents information regarding the vesting of stock awards held by our NEOs during 2019:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael A. Pizzi	59,096	2,769,793
Chad E. Turner	7,919	371,354
Michael J. Curcio	131,061	5,904,411
Alice C. Milligan	—	—
Lori S. Sher	22,280	1,034,633
Karl A. Roessner	91,139	4,246,898
(1)	Number of Shares acquired upon vesting of our Stock Awards includes DEUs awarded with respect thereto.
(2)
Aggregate value realized upon vesting of our Stock Awards, including DEUs awarded with respect thereto, is based on the fair market value of our Common Stock (using the average of the high and low sale prices) on the vesting date.

PENSION BENEFITS AND DEFERRED COMPENSATION
We do not offer a defined benefit retirement plan to any of our employees, including our NEOs.
The following table summarizes deferred compensation for our named executive officers during the fiscal year ended December 2019. The indicated amounts were deferred pursuant to our non-qualified deferred compensation plan.
Name	Executive Contribution in Last Fiscal Year ($)(1)	Registrant's Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael A. Pizzi	477,000	—	59,219	—	536,219
(1)	Contribution amounts in this table are reflected in salary amounts in the 2019 Summary Compensation Table.
(2)	Aggregate earnings are not reflected in the 2019 Summary Compensation Table and were not reflected in prior years’ summary compensation tables.
Each of our NEOs are eligible to participate in our non-qualified deferred compensation plan. Pursuant to our non-qualified deferred compensation plan, each plan participant may elect to defer up to 70% of their base salary, up to 80% of their annual cash bonus and up to 80% of any other non-equity incentive compensation. All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to a deferral account are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by the participant). Investment options available under the plan include a broad range of asset classes and participants may make investment changes at any time. With certain exceptions, deferral account are paid or commence payment on a fixed payment date or upon a participant’s separation from service with us, as elected by the participant. Participants generally may elect that payments be made in a single lump sum or in annual installments over two to 15 years. However, payment will be made in a lump sum upon a participant’s death or disability.
38

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
Agreements with Named Executive Officers
Under the terms of the employment agreements and equity award agreements of our NEOs (other than Messrs. Roessner and Turner) in effect as of December 31, 2019, and of Mr. Turner in effect as of January 1, 2020, each individual is entitled to severance benefits in the event of (i) an involuntary termination of the NEO’s employment without “Cause” (as defined in the employment agreement) or (ii) a voluntary termination of the NEO’s employment due to an event of “Good Reason,” in each case subject to the NEO signing a release of claims in favor of the Company. The term “Good Reason” is defined in the applicable agreement, but generally includes such events as a material decrease in compensation; a material, adverse change in the NEO’s title, authority, responsibilities or duties; relocation; or a material breach by the Company of the agreement. If the termination occurs in anticipation of, or within two years following, a change in control (which we refer to as a “CIC Termination” below), the severance benefits are increased, as described below. Mr. Roessner received payments in connection with his departure from the Company as described on page 30 of this Proxy Statement under the heading “Compensation of Our Former Chief Executive Officer”.
The severance benefits for our NEOs (other than Mr. Roessner) pursuant to the agreements and as of the dates referenced above, include:
•	A lump sum payment equal to one times the sum of the NEO’s base salary and target cash bonus;
•	Upon a CIC Termination, a lump sum payment equal to two times (or 2.99 times for Mr. Turner) the sum of the NEO’s base salary and target cash bonus;
•	A pro-rated annual cash bonus for the year of the termination based on our actual achievement of the applicable performance objectives for the full year;
•	Reimbursement of medical coverage for up to 12 months following termination of employment (or up to 24 months following a CIC Termination) for applicable NEOs except for our CEO;
•	Reimbursement of medical coverage for up to 24 months following termination of employment or following a CIC Termination for our CEO;
•	Continued vesting of time-based equity awards upon a termination that does not qualify as a CIC Termination, subject to the NEO’s compliance with certain covenants;
•	Immediate vesting of time-based equity awards upon a CIC Termination;
•	Continued vesting and settlement of then outstanding and not vested PSUs at the Company’s actual performance level upon a termination that does not qualify as a CIC Termination; and
•	Vesting and settlement of PSUs for the 2019, 2020 and 2021 performance periods at 100% of respective target performance level upon a CIC Termination.
Additionally, under our standard forms of equity award agreements for awards granted in 2019, the NEOs, or their estate, as applicable, are entitled to receive the accelerated vesting of certain equity awards in the event of the NEO’s death or disability. Under their employment agreements, our NEOs (other than Mr. Roessner) are also entitled to the payment of a pro-rata portion of the NEO’s annual cash bonus in the event of the NEO’s death or disability.
In January 2020, the Board of Directors and the Compensation Committee approved a policy applicable to our NEOs (other than Mr. Roessner), which provides that, beginning with the 2020 performance year, upon the occurrence of a CIC Termination, the impacted executive will receive a lump sum payment equal to 2.99 times the sum of the NEO’s base salary and target cash bonus, in each case, as then in effect. The payment under this new policy replaces the lump sum payment equal to two times the executive's base salary and target cash bonus referenced in the severance benefit description above, which applied prior to adoption of the policy in January 2020.
39

The following table shows the estimated value of benefits payable to each NEO in accordance with the terms of their employment, assuming the specified event occurred on December 31, 2019.
Name Event of Termination	Cash Payment	Accelerated Vesting of Equity(1)	Benefits(2)	Total(3)
Michael A. Pizzi
Involuntary Termination	$4,500,000(4)	$5,736,639	$37,316	$10,273,955
CIC Termination	$7,250,000(5)	$5,736,639	$37,316	$13,023,955
Death/Disability	$1,750,000(6)	$5,736,639	$—	$7,486,639
Chad E. Turner(7)
Involuntary Termination	$1,600,000(4)	$1,020,916	$18,196	$2,639,112
CIC Termination	$3,689,500(5)	$1,368,968	$36,391	$5,094,859
Death/Disability	$550,000(6)	$1,368,968	$—	$1,918,968
Michael J, Curcio
Involuntary Termination	$3,200,000(4)	$3,754,808	$18,196	$6,973,004
CIC Termination	$5,100,000(5)	$3,754,808	$36,391	$8,891,199
Death/Disability	$1,300,000(6)	$3,754,808	$—	$5,054,808
Alice C. Milligan
Involuntary Termination	$1,900,000(4)	$1,554,643	$12,038	$3,466,681
CIC Termination	$3,150,000(5)	$1,936,468	$24,076	$5,110,544
Death/Disability	$650,000(6)	$1,936,468	$—	$2,586,468
Lori S. Sher
Involuntary Termination	$1,800,000(4)	$2,053,697	$18,658	$3,872,355
CIC Termination	$3,000,000(5)	$2,053,697	$37,316	$5,091,013
Death/Disability	$600,000(6)	$2,053,697	$—	$2,653,697
Karl A. Roessner(8)	$3,500,000	$7,422,427	$36,593	$10,959,020
(1)
The market value of any equity awards that would vest on each event is based on an assumed price of $45.37 per share, which was the closing price of our Common Stock on December 31, 2019, which was the last trading day in 2019. Amounts included in this column reflect the value of time-based equity awards and PSUs which would: (a) immediately vest upon a CIC Termination or Death/Disability; and (b) continue to vest subject to compliance with certain covenants upon an involuntary termination.

(2)
Consists of continued medical coverage for 12 months following involuntary termination for Messrs. Curcio and Turner and Mses. Milligan and Sher and 24 months following a CIC Termination for Messrs. Curcio and Turner and Mses. Milligan and Sher, and continued medical coverage for 24 months following involuntary termination or a CIC Termination for Mr. Pizzi. Assumes a per month cost of $1,555 for Mr. Pizzi, $1,516 for each of Messrs. Curcio and Turner, $1,003 for Ms. Milligan and $1,555 for Ms. Sher.

(3)	Amounts listed in this column may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(4)	Represents one times the sum of salary and target bonus, plus pro-rated annual cash bonus for the year of termination.
(5)
Represents two times the sum of salary and target bonus, plus pro-rated annual cash bonus for the year of termination for Messrs. Curcio and Pizzi and Mses. Milligan and Sher, and 2.99 times the sum of salary and target bonus, plus pro-rated annual cash bonus for Mr. Turner.

(6)
Consists of pro-rated target cash bonus for the year of termination. Because this scenario presumes the triggering event occurred on December 31, 2019 the pro-rated value is 100% of the target bonus for 2019.

(7)	Presumes, solely for purposes of this table, that Mr. Truner’s entitlements described above were in effect as of December 31, 2019.
(8)	All amounts reported for Mr. Roessner reflect actual amounts paid or to be paid pursuant to his Transition Agreement effective December 31, 2019.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2019, regarding our equity compensation plans:
	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,172,168	$—	6,850,417
Equity compensation plans not approved by stockholders	—	—	—
Total	2,172,168	$—	6,850,417
(1)	Includes RSUs and PSUs (at maximum performance level) but not restricted shares.
(2)	Excludes RSUs, PSUs and restricted stock, which have no exercise price.
40

PAY RATIO DISCLOSURE
As a result of our Chief Executive Officer transition in 2019, and as permitted by Item 402(u) of Regulation S-K, our Chief Executive Officer annual total compensation for purposes of this disclosure was calculated by annualizing Mr. Pizzi’s total compensation for the period of 2019 in which he served as Chief Executive Officer, which began on August 15, 2019. Such annualized total compensation was calculated by deducting the salary Mr. Pizzi received before beginning his service as Chief Executive Officer from his annual total compensation set forth in the 2019 Summary Compensation Table on page 35 of this Proxy Statement under the heading “Total Compensation” and adding the salary he received during the year after he began serving as Chief Executive Officer on an annualized basis. The 2019 annual total Chief Executive Officer compensation calculated on this basis was $5,966,882.
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company determined that the annual total compensation paid to our Chief Executive Officer calculated in the manner described above was approximately 61 times the annual total compensation of the median employee (other than our Chief Executive Officer) in respect of 2019. Because the annual Chief Executive Officer compensation used in calculating this ratio is an annualized figure that includes one-time grants awarded to Mr. Pizzi in connection with his appointment as Chief Executive Officer, the Company’s pay ratio for 2019 may not be comparable to its pay ratio in other years. For this and other reasons, the Company's pay ratio also may not be comparable to the pay ratios of other companies.
We identified the median employee by examining the 2019 total compensation for all individuals who were employed by us on October 1, 2019, excluding our Chief Executive Officer. We included all employees, whether employed on a full-time or part-time basis, excluding contingent and outsourced employees, consultants and interns. To calculate the total compensation for each employee for 2019, we included all compensation earned by the employee for 2019, including salary, bonus, equity compensation and Company 401(k) contribution, as applicable. The total compensation of our median employee for 2019 (excluding our Chief Executive Officer) was $98,271.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Approval of Related Party Transactions
The Board has formally adopted a policy with respect to related party transactions that provides the framework under which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related party (as defined in our policy, which includes the Company’s directors, executive officers, any nominee to become a director of the Company, stockholders owning more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) has or will have a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Governance Committee is responsible for reviewing, approving and ratifying any related party transaction. The Governance Committee intends to approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. The policy is available, without charge, from our Corporate Secretary and on the Investor Relations section of our website at about.etrade.com in the sub-section titled “Corporate Governance.”
There were no related party transactions identified for 2019.
LEGAL PROCEEDINGS
We are not involved in any legal proceedings in which any director or executive officer is adverse to the Company. Certain lawsuits we are involved in are discussed under Note 20–Commitments, Contingencies and Other Regulatory Matters within Item 8. Financial Statements and Supplementary Data in our 2019 Annual Report.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.
41

Although Mr. Weinreich timely filed a Form 3 upon his appointment to the Board in 2018, that disclosure inadvertently omitted his ownership of 25 shares of each of our Series A and Series B preferred stock. The Form 3 was corrected by amendment on January 27, 2020.
Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of our directors, executive officers and owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements during 2019.
STOCKHOLDER PROPOSALS
Stockholder Proposals to Be Considered for Inclusion in the Company’s 2021 Proxy Materials. Stockholders may submit proposals for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-8. To be considered for inclusion in our proxy materials for the 2021 Annual Meeting, stockholder proposals must be received no later than November 24, 2020 at the Company’s offices located at Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary, and must comply with all provisions of Rule 14a-8. We may exclude from our proxy materials for the 2021 Annual Meeting any stockholder proposal not received by the deadline described above.
Other Stockholder Proposals for Presentation at the 2021 Annual Meeting. A stockholder proposal that is not submitted for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders, but is instead intended to be presented at the 2021 Annual Meeting, or a stockholder who intends to submit a candidate for nomination as director at the 2021 Annual Meeting, must comply with the “advance notice” deadlines in our Bylaws. As such, notice of such business or nominations must be received by the Company no earlier than January 7, 2021 and no later than February 6, 2021 as set forth more fully in the Company’s Bylaws, and must comply with the other requirements set forth in the Bylaws. Such notices must be in writing and received within the “advance notice” deadlines described above at the Company’s offices located at Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, Attention: Corporate Secretary.
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AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
In accordance with its written charter as adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year ended December 31, 2019, the Audit Committee met 13 times and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Executive Vice President, Chief Financial Officer and independent auditors prior to public release. The members of the Audit Committee, along with other members of the Board, receive director education from its independent auditors at least once a year. The Audit Committee is entirely made up of independent directors as defined in applicable SEC and Nasdaq rules, as well as the Company’s Corporate Governance Guidelines. These independent directors meet in executive session with the Company’s independent and internal auditors without management on at least a quarterly basis.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that may reasonably be thought to bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), discussed with the auditors any relationships that may impact their objectivity and independence, including whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, and standards of the PCAOB and the SEC, including those described in Auditing Standard No. 1301, “Communications with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the consolidated financial statements. The Audit Committee also discussed the results of internal audit examinations.
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.
Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its 2019 Annual Report for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of the independent auditors, and the Board concurred in such recommendation.
Submitted by the Audit Committee of the Company’s Board of Directors:
Richard J. Carbone, Chair
Robert J. Chersi
Kevin T. Kabat
James Lam
Donna L. Weaver
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2020
The Notice of Internet Availability, the Proxy Statement and the Company’s 2019 Annual Report are available at www.proxyvote.com.
ANNUAL REPORT ON FORM 10-K
On February 19, 2020, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. Stockholders may obtain a copy of the 2019 Annual Report, as well as copies of this Proxy Statement and a proxy card, without charge on the Company’s website at about.etrade.com under the “Investor Relations” tab, by writing to the Corporate Secretary, at the Company’s offices located at Ballston Tower, 671 North Glebe Road, 15th Floor, Arlington, VA 22203-2120, emailing ir@etrade.com or calling us at (646) 521-4340.
OTHER MATTERS
Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.
44

E*TRADE FINANCIAL CORPORATION 671 NORTH GLEBE ROAD 15TH FLOOR ARLINGTON, VA 22203-2120

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ETFC2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E99067-P35281	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

E*TRADE FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR each of the following:

1.	Election of Directors:		For	Against	Abstain

	1a.	Richard J. Carbone	☐	☐	☐

	1b.	Robert J. Chersi	☐	☐	☐

	1c.	Jaime W. Ellertson	☐	☐	☐

	1d.	James P. Healy	☐	☐	☐

	1e.	Kevin T. Kabat	☐	☐	☐

	1f.	James Lam	☐	☐	☐

	1g.	Rodger A. Lawson	☐	☐	☐

	1h.	Shelley B. Leibowitz	☐	☐	☐

	1i.	Michael A. Pizzi	☐	☐	☐

	1j.	Rebecca Saeger	☐	☐	☐

	1k.	Donna L. Weaver	☐	☐	☐

	1l.	Joshua A. Weinreich	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of the Company's Named Executive Officers (the "Say-on-Pay Vote"), as disclosed in the Proxy Statement for the 2020 Annual Meeting.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following stockholder proposal:

4.	A stockholder proposal regarding simple majority voting.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

E99068-P35281

E*TRADE FINANCIAL CORPORATION Annual Meeting of Stockholders May 7, 2020 8:30 AM Eastern This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael A. Pizzi and Lori S. Sher, and each or any of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side of this card, all of the shares of Common Stock of E*TRADE Financial Corporation, held of record by the undersigned on March 11, 2020, at the Annual Meeting of Stockholders of E*TRADE Financial Corporation to be held on May 7, 2020 at 8:30 a.m. ET at www.virtualshareholdermeeting.com/ETFC2020, and at any postponement or adjournment thereof. If this card is properly executed and returned and no such directions are made, this proxy will be voted as recommended by our Board of Directors, for proposals 1, 2 and 3, and "ABSTAIN" for proposal 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side